UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(AMENDMENT NO. 1)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

KENSEY NASH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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EXPLANATORY NOTE

On October 29, 2007, Kensey Nash Corporation (the “Company”) filed with the Securities and Exchange Commission its definitive Proxy Statement for its 2007 Annual Meeting of Shareholders to be held on December 5, 2007 (the “Proxy Statement”). After the filing of the Proxy Statement but prior to the mailing of the Proxy Statement to its shareholders, the Company revised its form of proxy by amending and restating the “Fiscal 2007 Potential Payments Upon Termination or Change In Control” table on page 23 and “Fiscal 2007 Director Compensation” table on page 25. The Company is hereby amending and restating the Proxy Statement to include a revised form of proxy. Other than these revisions there are no other changes to the information contained in the Proxy Statement.

735 Pennsylvania Drive

Exton, Pennsylvania 19341

                                    October 29, 2007

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2007 Annual Meeting of Stockholders of Kensey Nash Corporation. The Annual Meeting will be held on Wednesday, December 5, 2007, beginning at 10:00 a.m., local time, at the offices of Kensey Nash Corporation, 735 Pennsylvania Drive, Exton, Pennsylvania 19341. The attached Notice of Annual Meeting and Proxy Statement describe matters that we expect will be acted upon at the meeting.

It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and date the enclosed proxy card and promptly return it to us in the postpaid envelope. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We are gratified by your continued interest in Kensey Nash Corporation and urge you to return your proxy card as soon as possible.

Sincerely,
/s/ Joseph W. Kaufmann
Joseph W. Kaufmann
President, Chief Executive Officer and Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 5, 2007

To the Stockholders of

Kensey Nash Corporation:

The Annual Meeting of Stockholders of Kensey Nash Corporation will be held at 10:00 a.m., local time, on Wednesday, December 5, 2007, at the principal executive offices of Kensey Nash Corporation located at 735 Pennsylvania Drive, Exton, Pennsylvania 19341, for the following purposes:

(1)	To elect three Directors to Kensey Nash’s Board of Directors each for a three-year term expiring at the 2010 Annual Meeting of Stockholders;

(2)	To consider and approve the Sixth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan;

(3)	To ratify the appointment by the Board of Directors of independent registered public accounting firm Deloitte & Touche LLP as the independent auditors of our financial statements for the fiscal year ending June 30, 2008; and

(4)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on October 26, 2007 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,
/s/ Joseph W. Kaufmann
Joseph W. Kaufmann
President, Chief Executive Officer and Secretary

Exton, Pennsylvania

October 29, 2007

All stockholders are urged to attend the meeting in person or by proxy. Whether or not you expect to be present at the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage paid envelope furnished for that purpose.

Kensey Nash Corporation

735 Pennsylvania Drive

Exton, Pennsylvania 19341

(484) 713-2100

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Kensey Nash Corporation, a Delaware corporation, for use at its Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., local time, Wednesday, December 5, 2007, at the principal executive offices of Kensey Nash Corporation located at 735 Pennsylvania Drive, Exton, Pennsylvania 19341, and any adjournments or postponements thereof. This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about October 29, 2007.

ABOUT THE MEETING

What proposals may I vote on at the Annual Meeting and how does the Board recommend I vote?

#	Proposal	Board Recommendation
1	To elect three Directors, Robert Bobb, Jeffrey Smith and Ceasar Anquillare to Kensey Nash’s Board of Directors, each for a three-year term expiring at the 2010 Annual Meeting of Stockholders	FOR

2	To consider and approve the Sixth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan	FOR

3	To ratify the appointment by the Board of Directors of independent registered public accounting firm Deloitte & Touche LLP as the independent auditors of our financial statements for the fiscal year ending June 30, 2008	FOR

Who is entitled to vote?

Only stockholders of record on October 26, 2007, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournment thereof.

How do I vote?

Joseph W. Kaufmann and Douglas G. Evans, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by our Board to serve in such capacity. Messrs. Kaufmann and Evans are officers and directors of Kensey Nash. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board contained in this Proxy Statement.

Can I revoke my proxy?

Yes. You have the right to revoke your proxy, whether voted by telephone, by Internet or by mail at any time before the Annual Meeting by:

•	Notifying the Corporate Secretary, Joseph Kaufmann, of your revocation in writing at the address shown on the Notice of the Annual Meeting;

•	Voting in person (but attendance at the Annual Meeting will not by itself revoke a proxy);

•	Returning a later dated proxy card; or

•	Voting by telephone or via the Internet at a later date (only the latest vote you submit will be counted).

Who will count the votes?

Representatives from our transfer agent, Computershare Trust Company, Inc., will count the votes. A partner from our legal counsel, Katten Muchin Rosenman LLP, will serve as the inspector of election at the Annual Meeting.

Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual shareholders that are mailed or returned directly to the transfer agent are handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit the transfer agent to tabulate and certify the vote; and (2) as required by law.

How many shares can I vote?

As of the record date for the Annual Meeting, we had 12,269,640 shares of our Common Stock outstanding. A record holder of outstanding shares of Common Stock on the record date is entitled to one vote per share held on each matter to be considered.

What quorum requirement applies?

There must be a quorum for the meeting to be held. The presence at the Annual Meeting, by person or by proxy, of shareholders representing a majority of the shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Broker non-votes and WITHHELD votes will also be counted for purposes of determining whether a quorum is present.

What vote is required to approve each proposal?

Proposal No. 1: Election of Directors. Assuming a quorum is present, nominees for director must receive a plurality of the votes of shares present, in person or represented by proxy, at the Annual Meeting. This means that the three nominees receiving the highest number of “FOR” votes will be elected. Stockholders will not be allowed to cumulate their votes in the election of directors. Broker non-votes and other shares not voted will be treated as not voted in the election of directors.

Proposal No. 2: Approval of Sixth Amended and Restated Plan. The affirmative vote of a majority of the shares present, in person or represented by proxy and entitled to vote, is required to approve the Sixth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan (“Amended Plan”).

Proposal No. 3: Ratification of Auditors. An affirmative vote of a majority of the votes of the shares present, in person or represented by proxy and entitled to vote, is required to ratify the appointment of Deloitte & Touche LLP as the independent auditors of our financial statements for the fiscal year ending June 30, 2008 (“fiscal 2008”).

What if I abstain from voting on a proposal?

Abstentions will have the same effect as votes against the proposals to approve the Amended Plan and to ratify the appointment of Deloitte & Touche LLP as the independent auditors of our financial statements for fiscal 2008.

What are broker non-votes?

Under the rules of the Financial Industry Regulatory Authority (“FINRA”) member brokers who hold shares in street name for customers have the authority to vote on certain “routine” items in the event that they have not received instructions from beneficial owners. Under FINRA rules, when a proposal is not a “routine” matter and a brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm may not vote the shares for that proposal. The approval of the Amended Plan is not considered a “routine” matter. As a result, member brokers who do not receive instructions from their customers will not be entitled to vote on the proposal to approve the Amended Plan, and such broker non-votes will have no effect on the voting on this proposal. Broker non-votes also will have no effect on the election of directors or the proposal to ratify the appointment of Deloitte & Touche LLP. Broker non-votes will, however, be included for purposes of determining whether a quorum is present at the Annual Meeting.

Who can attend the Annual Meeting?

All shareholders of record as of October 26, 2007 may attend. A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be available for review starting November 20, 2007, and continuing until the Annual Meeting, at our principal executive offices located at 735 Pennsylvania Drive, Exton, Pennsylvania 19341.

Our Annual Report to Stockholders for the fiscal year ended June 30, 2007 (“fiscal 2007”), containing financial and other information pertaining to our company, is being furnished to stockholders simultaneously with this Proxy Statement.

GOVERNANCE OF THE COMPANY

What principles has the Board established with respect to corporate governance?

The Board has carefully reviewed the corporate governance rules adopted by the Securities Exchange Commission (the “SEC”) and NASDAQ and other corporate governance recommendations. In April 2004, the Board adopted the corporate governance documents described below. The Board revised these documents in June 2007 and revised the Corporate Governance Guidelines again in October 2007.

•

Corporate Governance Guidelines. Our Corporate Governance Guidelines address, among other things, the Board’s composition, qualifications and responsibilities, director education, independence of directors stock ownership guidelines and stockholder communications with directors.

•	Board Committee Charters. The Board has adopted charters for its Audit Committee, Compensation Committee, and its Corporate Governance and Nominating Committee.

•

Code of Conduct. The Board adopted the Kensey Nash Corporation Code of Business Conduct and Ethics, articulating standards of business and professional ethics, applicable to all of our directors, officers and employees. This Code also functions as our code of ethics under Section 406 of Sarbanes-Oxley Act of 2002, applicable to our principal financial officers.

The full text of Corporate Governance Guidelines, all of the Board Committee Charters and the Code of Conduct are all available in full text on our website www.kenseynash.com under the section called “Corporate Governance.” Our website also provides information on how to contact us and other items of interest to investors. We make available on our website, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to these reports, as soon as practical after we file these reports with the SEC.

What is the composition of the Board?

The Board consists of nine directors. As discussed in Proposal 1 of this proxy statement, three of the directors’ terms will expire at the Annual Meeting. The Board has nominated three individuals for election to the Board at the Annual Meeting and is recommending that you elect each of the three nominees for a three-year term at the Annual Meeting.

Which directors are independent and how does the Board make that determination?

The Board has determined that each of Robert J. Bobb, Harold N. Chefitz, C. McCollister Evarts, M.D., Steven J. Lee, Walter R. Maupay, and Kim D. Rosenberg is a non-employee director who meets the independence requirements of the NASDAQ Marketplace Rules (“NASDAQ independence requirements”) and that, if elected, Jeffrey C. Smith and Ceasar N. Anquillare will be non-employee directors who meet the NASDAQ independence requirements. In addition the Board has determined that each of the members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee is a non-employee director who meets the NASDAQ independence requirements, including additional rules relating to Audit Committee members.

In addition to the NASDAQ independence requirements, we also use the independence guidelines set forth in our Corporate Governance Guidelines, which are available on our website at www.kenseynash.com under the section called Corporate Governance.” The Board has determined that each of the directors and nominees that meet the NASDAQ independence requirements also meet the independence guidelines in our Corporate Governance Guidelines.

Do independent directors meet separately in regularly scheduled executive sessions?

The independent directors meet, without the presence of any director who is not independent, for a session at regularly scheduled Board meetings and at various times throughout the year if deemed necessary.

How can I communicate with directors?

As set forth in our Corporate Governance Guidelines, stockholders or other interested parties may communicate with the Board by sending a letter to Kensey Nash Corporation Board, c/o the Secretary, Kensey Nash Corporation, 735 Pennsylvania Drive, Exton, PA 19341. The Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed.

How often did the Board meet in fiscal 2007?

During fiscal 2007, the Board held four meetings in person and two teleconference meetings, for a total of six meetings. During each of the four Board meetings held in person, the independent directors met without our executive officers being present for an executive session. During fiscal 2007, each director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board, and (2) the total number of meetings held by all committees of the Board on which he served.

What is the Company’s policy regarding Board members’ attendance at the Annual Meeting?

The Corporate Governance Guidelines provide that directors are expected to attend the Annual Meeting, and all of the directors were in attendance at our 2006 Annual Meeting. The full text of the Corporate Governance Guidelines is available on our website at www.kenseynash.com under the section called Corporate Governance.”

What are the committees of the Board and what are their functions?

The Board has established three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The Board determined in March 2007 that the Executive Committee would be dissolved and the Corporate Governance and Nominating Committee would subsequently handle its duties. The Board intends to form a Strategic Planning Committee in December 2007.

Audit Committee

The Audit Committee includes Mr. Rosenberg (Chairman) and Messrs. Bobb and Chefitz, each of whom is a non-employee director who meets the applicable independence requirements of the NASDAQ independence requirements including the additional independence requirements applicable to Audit Committee members. Mr. Rosenberg will be retiring from the Board at the Annual Meeting. The Board has determined that Mr. Anquillare would, if elected a member of the Board at the 2007 Annual Meeting, meet those standards and it has agreed to appoint Mr. Anquillare as a member of the Audit Committee if he is so elected. The Audit Committee exercises oversight responsibility regarding the quality and integrity of our accounting and financial reporting processes and the auditing of our financial statements. In fulfilling this responsibility, the Audit Committee, among other things, selects the independent auditors, pre-approves any audit or non-audit services to be provided by the independent auditors or other accounting service firms, reviews the results and scope of the annual audit performed by the auditors and assesses processes related to risks and control environment. The Audit Committee reports to the full Board regarding all of the foregoing. The Audit Committee operates pursuant to a written charter that is posted on our website at www.kenseynash.com under the section called “Corporate Governance.” The Audit Committee held four meetings in person and eight teleconference meetings, for a total of nine meetings, in fiscal 2007. See “Audit Committee Matters.”

Compensation Committee

The Compensation Committee includes Dr. Evarts (Chairman) and Messrs. Lee and Bobb, each of whom is a non-employee director who meets the applicable NASDAQ independence requirements. If Mr. Smith is elected a member of the Board at the 2007 Annual Meeting, then Mr. Chefitz, who also meets the applicable NASDAQ independence requirements, will replace Mr. Lee on the Compensation Committee. The Compensation Committee has the responsibility for recommending to the Board guidelines and standards for the determination of executive compensation, reviewing our executive policies and reporting to the full Board regarding the foregoing. The Compensation Committee also has responsibility for administering the Kensey Nash Corporation Employee Incentive Compensation Plan (“Employee Plan”), determining the number of stock options and stock appreciation rights (“SARs”) to be granted and restricted Common Stock to be awarded to our executive officers and employees pursuant to the Employee Plan, and reporting to the full Board regarding the foregoing matters. The Compensation Committee operates pursuant to a written charter that is posted on our website at www.kenseynash.com under the section called “Corporate Governance.” During fiscal 2007, the Compensation Committee held four meetings in person, including a session during one of the meetings without the CEO present at which the CEO’s compensation was determined, and two teleconference meetings. See “Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee includes Messrs. Maupay (Chairman), Chefitz and Lee, each of whom is a non-employee director who meets the applicable NASDAQ independence requirements. The Board has determined that Mr. Smith would, if elected as a member of the Board at the 2007 Annual Meeting, meet those standards and it has agreed to appoint him to the Corporate Governance and Nominating Committee if he is so elected. Mr. Chefitz would step down from the Corporate Governance and Nominating Committee and replace Mr. Lee on the Compensation Committee. The Corporate Governance and Nominating Committee has the responsibility of evaluating the performance of the Board and making recommendations as to the size and composition of the Board and its committees. The Corporate Governance and Nominating Committee also performs the duties of a nominating committee and is responsible for making recommendations for nominations of new members of the Board. The Corporate Governance and Nominating Committee operates pursuant to a written charter that is posted on our website at www.kenseynash.com under the section called “Corporate Governance.” The Corporate Governance and Nominating Committee held three meetings in fiscal 2007 and nominated the directors to be elected at this meeting.

How are nominees for the Board selected?

The Corporate Governance and Nominating Committee will consider many factors when considering candidates for election to the Board, including that the proper skills and experiences are represented on the Board and its committees and that the composition of the Board and each such committee satisfies applicable legal requirements and the NASDAQ listing standards. The full Director Qualification Standards the Corporate Governance and Nominating Committee uses when considering candidates are included in the Corporate Governance Guidelines available on our website at www.kenseynash.com under the section called “Corporate Governance.” The Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Corporate Governance and Nominating Committee recommended nominee. However, the Corporate Governance and Nominating Committee does believe that all members of the Board should have the highest personal and professional ethics, a commitment to representing the long-term interests of the stockholders and sufficient time to devote to Board matters. The Corporate Governance and Nominating Committee consider candidates for the Board from any reasonable source, including stockholder recommendations. The Corporate Governance and Nominating Committee does not evaluate candidates differently based on who has proposed the candidate.

The Corporate Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees were paid to consultants or search firms in the past fiscal year.

After considering candidates, the Corporate Governance and Nominating Committee recommends them to the full Board, which considers the recommended candidates and may nominate them.

How can a stockholder recommend a candidate for nomination as a director of Kensey Nash Corporation?

Stockholders who wish to nominate a qualified candidate should write to our secretary at our principal executive offices. Such nominations should be sent to the secretary not less than 60 days nor more than 90 days prior to an annual meeting of stockholders in accordance with the bylaws of our company. In addition to other requirements set forth in our bylaws, nominations must specify the name of the nominee and the qualifications of such nominee for membership on the Board, along with the written consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board consists of nine directors. Article Five of our Certificate of Incorporation, as amended, provides that the Board shall be managed by or under the direction of a board of directors consisting of no less then five (5) and no more than nine (9) directors. In addition, the Board is classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, three directors are to be elected for a term of three years expiring at the 2010 Annual Meeting of Stockholders. The Board recommends that the stockholders vote in favor of the election of all the nominees named in this Proxy Statement to serve as our directors for three year terms beginning at the Annual Meeting. See “Nominees” below.

rThe six directors whose terms of office expire in 2008 and 2009 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See “Other Directors” below.

If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the person named in the proxy will vote for such substitute nominee or nominees as the Board recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board, as the Board recommends. The Board has no reason to believe that any nominee for election at the Annual Meeting will be unable or will decline to serve as a director if elected.

Ramius Group Settlement

For our 2007 Annual Meeting, Mr. Bobb. an incumbent director, was nominated for re-election. In addition, based on a recommendation by Corporate Governance and Nominating Committee, the Board nominated Mr. Smith and Mr. Anquillare. Starboard Value and Opportunity Master Fund Ltd. (Starboard), a holder of over 20% of our Common Stock, had nominated Mr. Smith and Mr. Anquillare along with a third candidate. After considering Starboard’s proposed nominations and in connection with a Settlement Agreement reached between us on the one hand, and Starboard, Ramius Capital Group, L.L.C. and certain of their affiliates on the other hand (collectively, the “Ramius Group”), Starboard agreed to withdraw its nominations and the Board agreed to nominate Mr. Smith and Mr. Anquillare for election at the 2007 Annual Meeting. The Board further agreed to appoint Mr. Smith, if elected, to the Nominating and Corporate Governance Committee and to appoint Mr. Anquillare, if elected, to the Audit Committee. The Ramius Group agreed, among other things, to limit the number of additional shares of our Common Stock that it may acquire prior to the Company’s 2008 Annual Meeting.

Nominees

The names of the nominees for the office of director, together with certain information concerning such nominees, are set forth below:

Name	Age	Position with Company	Served as Director Since
Robert J. Bobb	60	Director	1984

Jeffrey C. Smith	35	Not Applicable

Ceasar N. Anquillare	51	Not Applicable

As described above under “Ramius Group Settlement,” the Board nominated Mr. Bobb, Mr. Smith and Mr. Anquillare for election to the Board at the 2007 Annual Meeting.

Mr. Bobb has been a director of our company since 1984. Since 1978, Mr. Bobb has been a principal equity investor in a number of small to middle market operating companies. Such investments have included start-ups, turnarounds and acquisitions from both private and public sellers. In each instance, Mr. Bobb served as Chief Executive Officer or Chairman of the Board. In addition to the foregoing private investments, Mr. Bobb serves as Chairman of Cardinal Growth L.P., a $100 million fund investing in small to middle market companies since its inception in 2000. Mr. Bobb received a B.S. degree from Western Michigan University and a J.D. degree from the University of Notre Dame Law School. Mr. Bobb is a member of our company’s Audit and Compensation Committees.

Mr. Smith has held various positions at Ramius Capital Group, LLC since January 1998, where he is currently Partner and Portfolio Manager. Prior to joining Ramius, Mr. Smith served as Vice President of Strategic

Development for The Fresh Juice Company, Inc. Mr. Smith began his career in the Mergers and Acquisitions department at SG Cowen. Since May 2006, he has been a director of S1 Corporation. In addition, Mr. Smith is a General Securities Registered Representative. Mr. Smith received a B.S. in Economics with concentrations in Finance and Accounting from the Wharton School of The University of Pennsylvania.

Mr. Anquillare is the Chairman and Chief Executive Officer of Winchester Capital, a private transatlantic investment bank based in New Haven, CT and London. He became Chairman and Chief Executive Officer in July 2002. Mr. Anquillare served as Adviser for private equity and technology based investments at Dresdner Kleinwort Benson. Mr. Anquillare is a director of Bramdean PLC. Mr. Anquillare received a B.A. in Political Science from Fairfield University.

Other Continuing Directors

The following persons will continue to serve as directors of our company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are elected and qualified.

Name	Age	Position with Company	Served as Director Since	Term Expires
Douglas G. Evans, P.E.	43	Chief Operating Officer, Assistant Secretary and Director	1995	2008

Walter R. Maupay, Jr.	68	Chairman of the Board, Director	1995	2008

C. McCollister Evarts, M.D.	76	Director	2000	2008

Joseph W. Kaufmann	55	Chief Executive Officer, President, Secretary and Director	1992	2009

Harold N. Chefitz.	72	Director	1995	2009

Steven J. Lee	60	Director	2000	2009

Mr. Evans has served as Chief Operating Officer and as Assistant Secretary of Kensey Nash and has been a director since 1995. Mr. Evans is responsible for overseeing our company’s daily operations, protecting and developing our company’s intellectual property and assessing new technologies. From 1989 to 1994, Mr. Evans held several senior positions with our company in product development and engineering. From 1986 until joining our company in 1989, Mr. Evans held a number of positions in engineering and business development for several divisions of the General Electric Company. Mr. Evans received a B.S. degree in Engineering Science and a Master’s degree in Business Management from The Pennsylvania State University and an M.S. degree in Electrical Engineering from the University of Pennsylvania. Mr. Evans is a Registered Professional Engineer in the United States.

Mr. Maupay has been a director of our company since June 1995. Prior to his retirement in 1995, Mr. Maupay was a group executive with Bristol-Myers Squibb and President of Calgon Vestal Laboratories. From 1988 to December 1994, Mr. Maupay served as President of Calgon Vestal Laboratories, then a division of Merck & Co. Mr. Maupay spent 33 years in corporate and divisional positions at Merck & Co. Mr. Maupay received a B.S. degree in Pharmacy from Temple University and an M.B.A. degree from Lehigh University. Mr. Maupay is a director of SyntheMed, Inc., PolyMedica Corporation, and Cubist Pharmaceuticals and is also a director of several private companies. Mr. Maupay is the Non-Executive Chairman of the Board and Chairman of the Corporate Governance and Nominating Committee.

Dr. Evarts has been a director of our company since July 2000. Dr. Evarts is currently one of three

Distinguished University Professors at the University of Rochester and Professor of Orthopaedics at the University of Rochester Medical Center. Dr. Evarts had been Chief Executive Officer of the University of Rochester Medical Center and Senior Vice President and Vice Provost for Health Affairs at the University of Rochester. In addition, Dr. Evarts was the Chief Executive Officer of The Milton S. Hershey Medical Center, as well as the Senior Vice President for Health Affairs and Dean, College of Medicine. Previously, Dr. Evarts served as Professor and Chair of the Department of Orthopaedics at the University of Rochester School of Medicine and Dentistry and Medical Center and Vice President for Development. Prior to that, he was Chair of the Department of Orthopaedic Surgery at the Cleveland Clinic Foundation. Dr. Evarts holds an A.B. degree from Colgate University. He received his Medical Degree from the University of Rochester School of Medicine and Dentistry and served his internship and residency at the University of Rochester Strong Memorial Hospital. Dr. Evarts is a former board member of Carpenter Tech, The Hershey Foods Corporation, and board chair of the Hershey Trust. He is a member of the National Academy of Sciences Institute of Medicine.

Mr. Kaufmann has served as Chief Executive Officer and President of our company since 1995, as Secretary since 1989, and as a director since 1992. Mr. Kaufmann joined Kensey Nash in 1989 as Chief Financial Officer and was appointed Vice President, Finance and Administration in January 1994. Prior to joining our company, Mr. Kaufmann held executive finance positions at divisions of both Hanson, PLC and Syntex Corporation. Mr. Kaufmann received a B.S. degree in Accounting from St. Joseph’s University.

Mr. Chefitz has been a director of our company since June 1995. Mr. Chefitz has many years of experience in investment banking and venture capital in the healthcare industry. For more than six years he has been Chairman of Notch Hill Advisors, advisors to CK Capital L.P. He is also a member of Boston University Medical School Alzheimer Advisory Board and he is a director of Barr Pharmaceutical, Inc. From May 2004 to December 2005, Mr. Chefitz was a Managing Partner at QuanStar Group, LLC. In addition, he was a Senior Managing Director of Gerard Klauer Mattison & Co. LLC from June 1995 through November 1998. From March 1993 until March 1995, he served as a Managing Director and Head of Healthcare Investment Banking for Prudential Securities Incorporated in New York City. Mr. Chefitz received a B.S. degree from Boston University and attended Boston College Law School. Mr. Chefitz is a member of our company’s Audit and Corporate Governance and Nominating Committees.

Mr. Lee has been a director of our company since July 2000. Since August 2002, Mr. Lee has been the President of SL Consultant Inc. a private investment firm and hedge fund specializing in growing companies in the medical and high technology fields. Mr. Lee was the Founder, President, Chief Executive Officer and Chairman of PolyMedica Corporation from 1990 until August 2002, the time of his retirement from PolyMedica. Previously, Mr. Lee was President and a director of Shawmut National Ventures. Prior to that, Mr. Lee served as President and Chief Executive Officer and a director of RepliGen Corporation from 1984 to 1986. Mr. Lee received a B.A., cum laude, from Lehigh University, an M.B.A. from the Wharton School of Finance and Commerce at the University of Pennsylvania, and a J.D. degree from Fordham University School of Law. He is a member of the Massachusetts and New York State Bar Associations and Chairman of Xilas Medical, Inc., a private diabetes healthcare company. Mr. Lee is a member of our company’s Compensation and Corporate Governance and Nominating Committees.

Retiring Directors – After 23 years of service on the Board, Mr. John Nash decided to retire from the Board, effective as of the date of the 2007 Annual Meeting, the end of his current three-year term. Mr. Nash will continue in his role as our company’s Vice President of New Technology and will become a Board member emeritus, in honor of his role as founder of our company and as a tribute to his many years of service on the Board. In addition, Mr. Kim Rosenberg, the chairman of our Audit Committee, will not seek re-election to the Board following his current three-year term, which ends as of the 2007 Annual Meeting.

Mr. Nash (72) is a co-founder of Kensey Nash, is currently the Vice President of New Technologies and has served as a director since 1984. He served as Vice Chairman of the Board and Executive Vice President from

1984 to October 1998. Prior to his co-founding our company, Mr. Nash was employed by Syntex Corporation in a number of engineering and development positions within its Syntex Dental subsidiary, including Vice President of Research and Development. Mr. Nash holds qualifications in Mechanical and Production Engineering from Kingston College of Technology in the United Kingdom and is a Registered Professional Engineer in both the United Kingdom and the United States.

Mr. Rosenberg (61) has been a director of our company since December 2002. Mr. Rosenberg has spent more than 29 years in the financial services industry at Chase Manhattan, Citicorp, and American Express. Throughout his career, he has held numerous affiliated board and corporate officer positions with American Express Company and Citicorp. From May 1997 to March 2002, he was Senior Vice President and Treasurer of American Express Company. Mr. Rosenberg is a retired U.S. Navy Lieutenant Commander. He received a B.S. in Economics from the Wharton School and an M.S. in Operations Research from the University of Pennsylvania. Mr. Rosenberg currently is Chairman of our company’s Audit Committee.

Executive Officers — The Board elects officers annually and such officers, subject to the terms of certain employment agreements, serve at the discretion of the Board. See “Executive Compensation— Employment Agreements.” In addition to our executive officers identified in the tables entitled “Nominees” and “Other Continuing Directors” and “Retiring Directors,” Ms. Wendy F. DiCicco serves as our Chief Financial Officer.

Ms. DiCicco, CPA, 40, has served as Chief Financial Officer since August 1998. From 1996 through 1998, Ms. DiCicco served as Controller of our company. From 1989 until she joined Kensey Nash in 1996, Ms. DiCicco was an Accounting and Audit Manager at the public accounting firm Deloitte & Touche LLP. Ms. DiCicco holds a B.S. degree in accounting from Philadelphia University and is a Certified Public Accountant in the Commonwealth of Pennsylvania. Ms. DiCicco is a director of II-VI, Incorporated.

Section 16(a) Beneficial Ownership Reporting Compliance — Section 16 of the Securities and Exchange Act of 1934 (the “1934 Act”) requires our officers and directors and persons who own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NASDAQ Stock Market. Based solely on a review of the forms we have received and on written representations from certain reporting persons that no such forms were required for them, we believe that all Section 16 filing requirements applicable to our officers, directors and 10% beneficial owners were complied with during fiscal 2007, except that each of Messrs. Kaufmann, Evans, Nash and Ms. DiCicco filed a Form 4 two days late to report a grant of cash settled SARs, Mr. Nash filed a Form 4 one day late to report a sale of common stock under his 10b5-1 trading plan and Mr. Evans filed a Form 4 one day late to report an exercise of stock options under his 10b5-1 trading plan. In addition, each of Messrs. Maupay, Chefitz, Bobb, Lee, Rosenberg and Dr. Evarts filed a Form 4 two days late to report a forfeiture of restricted stock shares due to certain performance targets not being met.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Overview

This Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy, how the Compensation Committee establishes executive compensation for our Named Executive Officers (“NEOs”), the objectives of the various compensation programs and how performance metrics are selected and evaluated for the various components of our compensation programs.

As used in this CD&A, the following terms have the following meanings:

•	the “CEO” is our Chief Executive Officer;

•

the “NEOs” consist of the following executive officers: Joseph W. Kaufmann, CEO, Douglas G. Evans, Chief Operating Officer, Wendy F. DiCicco, Chief Financial Officer and John E. Nash, Vice President of New Technologies.

Philosophy and Objectives

The philosophy of the Compensation Committee of the Board is to provide competitive levels of total compensation to attract and retain talented, qualified executives who are critical to our long-term success; combine base salary, cash bonus, stock option and restricted stock awards to motivate all of our employees; and to align the financial interests of executives and stockholders through equity-based plans. We believe that the compensation of our executives should reward their success as a management team, rather than as individuals, and for achieving key operating objectives such as growth of revenue and growth of earnings per share and execution of strategic non-financial goals that will provide both short and long-term growth.

Compensation is comprised of base salary, adjusted annually by our Compensation Committee (all of whom are independent directors) based on both market compensation for similar positions and the individual performance of each executive; annual cash incentive payments based upon the achievement of corporate financial and strategic goals; and equity-based awards which provide long-term compensation based on the same goals. The Board sets challenging annual financial and operating goals as well as strategic non-financial goals and a significant amount of an executive’s annual compensation, both cash and equity, is tied to these goals and therefore is “at risk.” The equity component of our compensation is established to align compensation with our stockholders.

Role of Executive Officers in Compensation Process

Our CEO provides significant input on the compensation of the other NEOs, including annual merit adjustments, cash bonuses and equity awards. Our annual review process takes place after the end of each fiscal year and information is presented to the compensation committee at the first Compensation Committee meeting following fiscal year end, which was on October 23 for fiscal 2007. The CEO annually reviews the individual performance of each of the NEOs and provides the Compensation Committee with (i) evaluations of each NEO, including an evaluation of each person’s performance against his or her individual performance objectives and (ii) recommendations regarding any increase in each person’s base salary level, the individual performance rating for purposes of calculating his or her annual cash bonus payment and the amount of any long term equity award for each person. The CEO attends Compensation Committee meetings, as a non-voting participant, to provide the committee with information regarding performance. The CEO is not in attendance during discussions and deliberations of individual compensation actions affecting him personally and during the Compensation Committee’s executive sessions. The Compensation Committee considers the CEO’s recommendations with respect to executive compensation and often provides input after discussing the CEO’s recommendations in an independent session. The Board and the Compensation Committee retain the ultimate authority to make decisions with respect to the compensation of our NEOs and do not delegate any of their functions to other individuals or committees in establishing compensation. The final approval for the compensation of the NEOs comes from the Compensation Committee, taking into consideration the recommendations of our CEO.

Compensation Consultants

We have not historically used compensation consultants in determining NEO compensation and did not utilize any consultants related to the compensation of our NEOs for fiscal 2007.

Benchmarking

In establishing total direct compensation levels for our CEO and the NEOs, compensation practices and total direct compensation are reviewed annually for comparable positions at selected publicly traded peer companies. The companies in the selected peer group include companies within the medical device industry, specifically cardiovascular or orthopaedics, and with similar market capitalization and/or total annual revenue. In making determinations about compensation, the Compensation Committee also considers factors specific to the relevant individual and his or her role, including performance, tenure and long term potential, the nature and scope of such individual’s responsibilities and his or her effectiveness in supporting our long term goals.

In general, we establish the target total direct compensation of our CEO and each NEO at the median of the adjusted target total direct compensation levels of our peer group for the equivalent or similarly positioned employee within the benchmarked organizations. However, based on overall company or individual performance, our NEO’s total compensation may fall above or below his or her respective range in any given annual period.

For fiscal 2007 analysis, the companies comprising the peer group were:

Anika Therapeutics, Inc Cryolife, Inc. EV3, Inc. Exactech, Inc. Foxhollow Technologies, Inc. Lifecell Corporation Micrus Endovascular Corporation.	Orthovita, Inc. Osteotech, Inc. Possis Medical, Inc. Spectranetics, Inc. Surmodics, Inc. Vascular Solutions, Inc. Vital Signs, Inc.

Elements of Compensation and Benefit Programs

There are three major elements of our executive compensation program: base salary, annual cash bonus and long-term equity-based incentives in the form of stock options, restricted stock and other forms of equity. The Compensation Committee reviews these elements of compensation on an annual basis.

The table below summarizes the key elements of Kensey Nash’s executive compensation program and the objectives they are designed to achieve.

Pay Element	Description	Objectives
• Base salary	• Annual fixed cash compensation.	• Attraction and retention.

• Recognize differences in overall responsibility, experience and market value of the positions as well as individual performance over the long term.

Pay Element	Description	Objectives
• Annual cash bonus

•        Annual variable pay tied to the achievement of key company financial and operating objectives. Fiscal 2007 and fiscal 2008 primary measures are:

•        Revenues; and

•        Earnings per share.

•        Actual payouts are dependent on the percentage achieved of the goals with a minimum of 80% required for any payout.

•        One-time charges or events that are deemed to be out of the control of the executives by the Compensation Committee may be taken into consideration when the achievement percentage is determined.

•        Payout at target is determined by NEOs contractually determined cash bonus eligibility.

•        Payout may be zero if threshold targets are not achieved.

•        The Compensation Committee may reduce payouts at its discretion when indicated by individual performance.

•        Ensure organization is working together in achievement of key financial and operating goals.

•        Drive high levels of performance by ensuring that executives’ total cash compensation is linked to achievement of financial and operating goals.

• Equity awards

•        Senior executives receive non-qualified stock options (NQSOs), restricted stock awards (RSAs) and/or Stock Appreciation Rights (SARs).

•        All equity awards are granted at fair market value on the grant date (discounted awards are prohibited).

•        Linked to achievement of strategic goals.

•        Align long-term compensation with stockholders.

•        Opportunities for significant wealth accumulation by executives are tightly linked to stockholder returns.

•        Company performance linked to executive long-term payout.

•        Personal strategic goal achievement tied to long-term payout.

Benefit Element	Description	Objective
• 401(k) Plan	• Kensey Nash maintains a 401(k) defined contribution plan. • Kensey Nash matches 50% of all employees first 6% of contributions.	• Provide competitive retirement benefits.

• Health and other benefits	• Executives are eligible for a variety of benefits, including: • Medical, dental and vision plans; and • Life and disability insurance plans.	• Provide competitive benefits. • Minimize perquisites while ensuring a competitive overall rewards package.

Annual cash compensation. Annual cash compensation consists of base salary and annual cash incentives (bonus). Mr. Nash’s annual cash compensation is based on half time employment.

Base Salary. We determine our executive salaries based on job responsibilities and individual experience and also benchmark the amounts we pay against comparable competitive market compensation for similar positions within the medical technology industry, and as previously discussed, within a peer group of companies. Our Compensation Committee expects to continue to provide salaries to our executive officers that are near the market median compensation provided to executives at comparable companies. Our Compensation Committee reviews the salaries of our executives annually and grants increases in salaries based on individual performance during the prior fiscal year and current market and company conditions, as appropriate. In October 2007, the Compensation Committee determined, based on the recommendation of the CEO, that base salaries for fiscal 2008 would not be increased. This recommendation was based on a cost saving program initiated by our company.

Annual Cash Incentive. The CEO and the NEOs are eligible to receive an annual performance-based cash bonus based on Kensey Nash’s performance and on their individual performance. This annual cash incentive is calculated for each NEO as a percentage of his or her base salary with the exception of Mr. Nash whose annual cash incentive amount is discretionary at the determination of the Compensation Committee.

Target Bonus Percentage. The employment agreement for each of the NEOs (other than Mr. Nash) establishes the annual target cash bonus opportunity for the NEO, expressed as a percentage of his or her then current base salary. The target annual contractual cash bonus opportunities for the CEO and COO are set at a maximum of 100% to base salary and the CFO’s is set at a maximum of 75% of base salary. The annual targets can be set below the maximum percentages.

Bonus Calculation. For fiscal 2007, the calculation of each NEO’s cash bonus was weighted 70% on the achievement of our company’s financial goals and 30% on the achievement of individual and team milestones. However, in the event Kensey Nash’s goals fell below a combined achievement factor of 80%, cash bonus eligibility for all NEOs would be eliminated. Our company’s goals for fiscal 2007 to which the NEO’s cash bonuses were tied were as follows:

	Goal	Achievement	Achievement %
Total Revenue	$80.0	$69.9	87%
Fully Taxed Earnings Per Share	$1.10	$0.53	48%

As the fully taxed earnings per share goal fell below the 80% target, all bonus eligibility was removed and no NEO cash bonus payments were made.

While Kensey Nash has already set the performance targets for the Company for fiscal 2008, because the net sales and earnings per share performance targets are tied to achievement of our operating plan, we regard them as highly confidential and competitively sensitive. Also, it has been our policy for a number of years to give only quarterly (not annual) financial guidance to stock market analysts, and disclosure of the specific targets would be inconsistent with that policy.

Equity awards. We use stock options, restricted stock, and other equity equivalents to provide long-term incentives. These awards help us retain and attract executives and align their interests with stockholders by setting multi-year vesting requirements. These awards are granted at the fair market value (always tied to market price on date of grant, never discounted) and therefore are aligned with the growth of our stock. We believe that long-term compensation is a critical component of our executive compensation program and is a way to foster a long-term focus on our financial results. We believe that equity incentives are preferable to cash in a long term plan design and are a common form of pay in most publicly traded companies.

We award long-term equity incentives annually to the CEO and each other NEO. These awards represent the largest component of the total direct compensation package for the CEO and the other NEOs. Individual target awards were established for fiscal 2007 based on the executive’s position, base salary, and on individual and company performance. For fiscal 2007, we granted stock option awards as follows: Mr. Kaufmann, 38,000 shares; Mr. Evans, 28,300 shares; Mr. Nash, 3,500 shares; and Ms. DiCicco, 9,500 shares. Individual grants for fiscal 2007 performance were awarded on October 23, 2007. Mr. Nash’s equity awards are based on half-time employment.

Each year, the Compensation Committee decides the appropriate types and mix of equity awards. In addition, grant dates for equity awards are determined in accordance with our Equity Awards Policy, which states that awards will be granted at the first Compensation Committee meeting following the end of each fiscal year. However, such date must also be in compliance with our Insider Trading Policy. For fiscal 2007, the Compensation Committee decided to utilize 100% stock options, rather than a mix of restricted stock and stock options.

Section 162(m) of the Internal Revenue Code (the “Code”) provides that compensation paid to certain executive officers in excess of $1,000,000 in any year is not deductible by our company for federal income tax purposes unless, in general, such compensation is performance-based, is established by a committee comprised solely of two or more independent directors and is objective, and unless the plan or agreement providing for such performance-based compensation has been approved by the stockholders in advance of payment. The Compensation Committee currently intends to maximize the tax deductibility of compensation paid to executive officers, where possible. However, the Compensation Committee also realizes that in order to attract and retain individuals with superior talent, may, from time to time, pay compensation to our executive officers that may not be deductible.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with our management the “Compensation Discussion and Analysis” set forth above in this Proxy Statement. Based on that review and analysis, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and in the Company’s annual report on Form 10-K for fiscal 2007.

Compensation Committee
C. McCollister Evarts, M.D., Chairman
Steven J. Lee
Robert Bobb

The following table sets forth information regarding the compensation earned during fiscal 2007 for services rendered in all capacities to us by our Chief Executive Officer, our Chief Financial Officer and our two other executive officers who served in positions other than principal executive officer or principal financial officer at the end of fiscal 2007 (each, a “Named Executive Officer” or “NEO”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($) (1)	Option/SARs Awards ($) (1) (2)	All Other Compensation ($) (3)	Total ($)
Joseph W. Kaufmann - President, Chief Executive Officer and Secretary	2007	$311,314	$462,509	$72,661	$10,210	$856,694
Douglas G. Evans, P.E. - Chief Operating Officer and Assistant Secretary	2007	$268,750	$389,321	$51,900	$14,653	$724,624
Wendy F. DiCicco, CPA - Chief Financial Officer	2007	$196,967	$151,955	$14,829	$9,056	$372,807
John E. Nash, P.E. - Vice President of New Technologies	2007	$114,125	$39,105	$14,829	$3,926	$171,985

(1)	The amounts reflected represent the dollar amounts recognized for awards of restricted stock and stock options for financial statement reporting purposes for fiscal 2007, in accordance with SFAS 123(R). Such amounts may include amounts recognized for awards granted during fiscal 2007 and prior fiscal years. Please refer to Note 17 “Stock Based Compensation,” of our consolidated financial statements for fiscal 2007 included in our Form 10-K for fiscal year 2007, as filed with the SEC on September 13, 2007, for a discussion of assumptions relevant to the calculation of such amounts.
(2)	In October 2007, the Company granted the following option awards based on each NEO’s performance during fiscal 2007: Mr. Kaufmann-38,000 shares; Mr. Evans-28,300 shares; Ms. DiCicco-9,500 shares; and Mr. Nash-3,500 shares. These awards are not reflected in the summary compensation table above.
(3)	Consists of life insurance premiums and 401(k) matching contributions as described below:

FISCAL 2007 ALL OTHER COMPENSATION TABLE

Name	Fiscal Year	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Total ($)
Joseph W. Kaufmann	2007	$3,175	$7,035	$10,210

Douglas G. Evans, P.E.	2007	$7,678	$6,975	$14,653

Wendy F. DiCicco, CPA	2007	$3,147	$5,909	$9,056

John E. Nash, P.E.	2007	$1,133	$2,793	$3,926

Fiscal 2007 Grants of Plan Based Awards — The following table shows the grants of awards made in fiscal 2007 to the Named Executive Officers:

FISCAL 2007 GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Approval Date	All Other Option/SARs Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Joseph W. Kaufmann	10/5/2006	10/6/2006	49,000	$31.36	$487,818

Douglas G. Evans, P.E.	10/5/2006	10/6/2006	35,000	$31.36	$348,442

Wendy F. DiCicco, CPA	10/5/2006	10/6/2006	10,000	$31.36	$99,555

John E. Nash, P.E.	10/5/2006	10/6/2006	10,000	$31.36	$99,555

(1)	The cash-settled SARs grants awarded in fiscal 2007 were for the fiscal year ended June 30, 2006 (fiscal 2006) performance. SARs are exercisable over a maximum term of five years from the grant date and vest in three equal and annual parts on the first three anniversaries of the grant date.
(2)	The amounts reflected represent the grant date fair value of the SARs for fiscal 2007, computed in accordance with SFAS 123(R). Please refer to Note 17 “Stock Based Compensation,” of our consolidated financial statements for fiscal 2007 included in our Form 10-K for fiscal year 2007, as filed with the SEC on September 13, 2007, for a discussion of assumptions relevant to the calculation of such amounts.

Outstanding Equity Awards at Fiscal 2007 Year-End — The following table provides information regarding unexercised stock options and outstanding equity awards at the end of fiscal 2007, held by Kensey Nash’s Named Executive Officers. All values in the table are based on the market value of our Common Stock of $26.81 per share, its closing price on June 29, 2007, the last trading day of fiscal 2007, as reported by the NASDAQ Stock Market.

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options /SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) (1) Unexercisable	Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2) (3)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Joseph W. Kaufmann	—	—			19,978	$535,610
	—	49,000	$31.360	10/05/11
	235,000	—	$8.750	04/09/09
	75,000	—	$13.125	08/16/10
	98,500	—	$14.510	06/05/11
	70,000	—	$14.510	06/05/11
	55,000	—	$14.580	07/01/12
	55,000	—	$34.360	06/28/14
	30,000	—	$27.800	08/24/14

Douglas G. Evans, P.E.	—	—			16,962	$454,751
	—	35,000	$31.360	10/05/11
	113,000	—	$8.750	04/09/09
	75,000	—	$13.125	08/16/10
	53,200	—	$14.510	06/05/11
	80,000	—	$14.510	06/05/11
	45,000	—	$14.580	07/10/12
	45,000	—	$34.360	06/28/14
	25,000	—	$27.800	08/24/14

Wendy F. DiCicco, CPA	—	—			6,419	$172,093
	—	10,000	$31.360	10/05/11
	5,650	—	$14.510	06/05/11
	7,375	—	$14.510	06/05/11
	15,000	—	$14.580	07/10/12
	20,000	—	$34.360	06/28/14
	10,000	—	$27.800	08/24/14

John E. Nash, P.E.	—	—			1,672	$44,826
	—	10,000	$31.360	10/05/11
	15,000	—	$18.170	03/11/13
	5,000	—	$27.800	08/24/14

(1)	Represents SARs granted October 5, 2006 that were not vested as of June 30, 2007 and were scheduled to vest in three equal and annual parts on the first three anniversaries of the grant date. However, as a result of a “change in control” as defined in the Employee Plan, on August 30, 2007 all outstanding unvested stock options, stock appreciation rights and non-vested stock awards under the Employee Plan, vested (and, in the case of stock options and stock appreciation rights, became exercisable) in full. This “change in control” was triggered by the acquisition on August 30, 2007 by Starboard, Ramius Capital Group, L.L.C. and certain of their affiliates of more than 20 percent of the Company’s outstanding Common Stock, as reported by Ramius in filings with the SEC. The closing price of our Common Stock on August 30, 2007 was $23.97 per share.

(2)	Represents shares of restricted stock that were scheduled to vest in three equal and annual parts on the first three anniversaries of the grant date. However, upon the “change in control” as described above in footnote 1, as of August 30, 2007, these awards became fully vested.

Fiscal 2007 Option Exercises and Stock Vested — The following table provides information regarding stock option awards exercised by Kensey Nash’s Named Executive Officers and nonvested stock awards of our Named Executive Officers that vested during fiscal 2007. There were no SARs exercised by our Named Executive Officers during fiscal 2007.

FISCAL 2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
(a)	(b)	(c)	(d)	(e)
Joseph W. Kaufmann	6,002	$116,099	5,000	$159,150
	8,956	210,183	9,989	258,216
	10,780	251,983	3,333	89,724
	10,264	242,996
	13,858	301,259
	2,500	54,379
	7,223	160,712
	1,216	27,145
	877	19,513
	9,326	211,331

Subtotal	71,002	$1,595,600	18,322	$507,090

Douglas G. Evans, P.E.	15,000	$194,373	4,000	$127,320
	15,000	265,658	8,481	219,234
	9,000	204,962	2,833	76,264
	6,000	136,641
	11,500	202,860
	13,500	238,140
	18,000	402,759
	14,000	290,066

Subtotal	102,000	$1,935,458	15,314	$422,818

Wendy F. DiCicco, CPA	1,250	$21,566	1,666	$53,029
	1,250	21,566	3,210	82,979
	—	—	1,167	31,416

Subtotal	2,500	$43,133	6,043	$167,423

John E. Nash, P.E.	—	—	836	21,611
	—	—	500	13,460

Subtotal	—	—	1,336	35,071

TOTAL	175,502	$3,574,190	41,015	$1,132,402

(1)	Reflects the market value of the underlying securities at the time of exercise less the exercise price of the exercised options.

(2)	Reflects the fair market value of the nonvested stock awards on the date of vesting, which for each of the awards, equals the per share closing price of Kensey Nash’s Common Stock as reported by the NASDAQ Stock Market on the vesting date.

Employment Agreements — Mr. Kaufmann is a party to a three-year Employment Agreement with our company dated as of June 27, 2007 that expires in June 2010 and provides for a minimum annual base salary of $319,000, or his most recent per annum base salary, whichever is greater. Mr. Evans is a party to a three-year Employment Agreement with our company dated as of June 27, 2007 that expires in June 2010 and provides for a minimum annual base salary of $275,000, or his most recent per annum base salary, whichever is greater. Ms. DiCicco is party to a two-year Employment Agreement with our company dated as of May 11, 2006 that expires in May 2008 and provides for a minimum annual base salary of $197,500, or her most recent per annum base salary, whichever is greater. The Board increased Ms. DiCicco’s salary to $217,250 effective October 5, 2006. Mr. Nash does not have an Employment Agreement with our company.

Each of these employment agreements provides that the executive’s salary is subject to annual increases as determined by our Board and provides that an annual bonus may be paid at the discretion of our Board. In addition, the agreements restrict each of the executives from competing with us during the term of the agreement and for twelve months after termination of his or her employment with Kensey Nash.

These agreements provide for compensation and benefits in the event that (1) the executive’s employment is terminated by Kensey Nash without “Cause” during his or her employment term; (2) the executive’s employment if terminated during the employment term by Kensey Nash with Cause; (3) following a “Change in Control,” either Kensey Nash terminates the executive’s employment for a reason other than with Cause or the officer quits his or her employment with our company for “Good Reason,” in either case during his or her employment term; (4) the executive’s employment is not renewed by Kensey Nash upon the expiration of the employment term.

The acquisition by Ramius Capital Group, L.L.C., Starboard and certain of their affiliates of more than 20% of our company’s outstanding Common Stock did not constitute a “Change in Control” under these agreements.

For purposes of all three of these agreements, the following terms are defined below:

“Cause” means any of:

•	an act of fraud, embezzlement or other act of dishonesty which would reflect adversely on the integrity of Kensey Nash;

•	convicted of any criminal statute involving breach of fiduciary duty or moral turpitude;

•

failed to discharge his duties in a reasonably satisfactory manner which failure is not cured by executive within thirty (30) days after delivery of written notice to executive specifying the nature of such failure;

•	death of Executive;

•

mental or physical disability of executive which renders executive, in the reasonable opinion of the Board, unable to effectively perform his duties hereunder for a substantially continuous period of one hundred eighty (180) days; or

•	executive’s voluntary termination of his employment hereunder other than as a result of a breach of our company’s obligations hereunder.

“Change in Control” means any of:

•

any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act (other than shareholders holding more than 20% of our company’s voting securities as of the Effective Date), is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the company’s then outstanding securities entitled to vote in the election of directors of our company;

•

during any period of two consecutive years (not including any period prior to the Effective Date of the agreement) individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the stockholders of our company was approved by a vote of at least three quarters of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority thereof; or

•	all or substantially all of the assets of our company are liquidated or distributed.

“Good Reason” means any of:

•	reduction in the executive’s compensation (regular or bonus compensation formula) as in effect as of the date of the Change in Control;

•	substantial reduction in the executive’s responsibilities as in effect as of the date of the Change in Control;

•	any failure of our company to obtain assumption of the obligation to perform the employment agreement by any successor, assignee or distributee of a majority of our company’s stock or assets;

•	relocation of the executive’s location of employment more than 50 miles from the location as of the date of the Change in Control; or

•	adoption or approval of a plan of liquidation, dissolution, or reorganization of our company by the Board.

“Estimated Bonus” means:

•

an amount equal to the average of the value of the cash bonuses and restricted stock received by the executive for the last two full fiscal years for which the executive has received such cash bonuses and restricted stock, if any, prior to the executive’s termination date. The value of the restricted stock shall equal the product of (i) the fair market value of one share of the common stock of our company on the date of the grant of the restricted stock multiplied by (ii) the number of shares of restricted stock granted.

If Mr. Kaufmann, Mr. Evans or Ms. DiCicco is terminated, then under his or her respective agreement, he or she will receive the following compensation and benefits:

Termination Without Cause

If Kensey Nash terminates the executive without Cause and if the executive executes a release waiving any and all current and future claims against Kensey Nash relating to his or her employment with, or termination by, Kensey Nash the executive will be entitled to:

•	a severance fee equal to the greater of:

•

any amount of base salary remaining until the expiration of the original employment term and a payment equal to one Estimated Bonus for each year of the original employment term the executive has not received yet but would otherwise be entitled to if not terminated; and

•	twelve (12) months of base salary and a payment equal to one Estimated Bonus;

•

severance fringe benefits of health/prescription, dental and vision insurance equal to that provided for all other full-time exempt Kensey Nash employees until the expiration of the original employment term or for twelve (12) months after the termination date, whichever is longer;

•

outstanding stock options and restricted stock would immediately vest and stock options would remain exercisable for one (1) year after the termination date, provided that the one year does not extend past the original term of the stock option;

•	the severance fee shall be paid in a lump sum within ten (10) days after the termination date, subject to the effectiveness of the release executed by the executive.

Termination with Cause or Voluntarily by the Executive

If the executive is terminated during the employment term either by our company with Cause or by the executive other than for a reason provided below, the executive will be entitled to payment of his or her base salary accrued through the termination date.

Termination Following a Change In Control

If either Kensey Nash terminates the executive for a reason other than Cause or the executive quits his or her employment with our company for Good Reason and if the executive executes a release waiving any and all current and future claims against Kensey Nash relating to his or her employment with, or termination by, Kensey Nash, then the executive will be entitled to:

•	a severance fee equal to the greater of:

•	the amount of the severance fee the executive would have received for a Termination Without Cause as described above; and

•	the sum of two times his or her base salary and two times his or her Estimated Bonus;

•

severance fringe benefits of health/prescription, dental and vision insurance equal to that provided for all other full-time exempt Kensey Nash employees until the expiration of the original employment term or for twenty-four (24) months after the termination date, whichever is longer;

•

outstanding stock options and restricted stock would immediately vest and stock options would remain exercisable for one (1) year after the termination date, provided that the one year does not extend past the original term of the stock option;

•

the severance fee shall be paid in monthly installments for a period of twenty-four (24) months with the first payment, equal to six monthly payments, being made at the beginning of the seventh (7) month following the termination date, subject to the effectiveness of the release executed by the executive.

Executive Employment Not Renewed

If the executive’s employment is not renewed by our company upon the expiration of the employment term or subsequent renewal term set forth in his or her employment agreement and if the executive executes a release waiving any and all current and future claims against Kensey Nash relating to his or her employment with, or termination by, Kensey Nash then upon termination of the executive’s employment occurring on or within sixty (60) days after (i) the expiration of a renewal term, if any, or (ii) the expiration of the employment term and the executive will be entitled to:

•	in the case of Mr. Kaufmann and Mr. Evans, a severance fee equal to twelve (12) months of base salary and a payment equal to one Estimated Bonus;

•	in the case of Ms. DiCicco, a severance fee equal to six (6) months of base salary and a payment equal to one half (1/2) Estimated Bonus;

•

severance fringe benefits of health/prescription, dental and vision insurance equal to that provided for all other full-time exempt Kensey Nash employees until the expiration of the original employment term or for twelve (12) months after the termination date, whichever is longer;

•	unvested stock options and restricted stock shall be immediately cancelled upon the termination date unless otherwise provided for;

•	severance fee shall be paid in a lump sum within ten (10) days after the termination date, subject to the effectiveness of the release executed by the executive.

FISCAL 2007 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential incremental payments and benefits, which the Named Executive Officers would be entitled to receive upon termination of employment under their respective agreements. The amounts shown in the table are based on an assumed termination as of June 30, 2007 and represent estimates of the incremental amounts that would be paid to each Named Executive Officer upon his/her termination in accordance with the terms of his/her agreement based on their fiscal 2007 base salary, fiscal 2007 target incentive awards and our current premium costs for their health and welfare benefits.

	Benefit	Before Change in Control (1)		After Change in Control (1) (6)
Name		Involuntary Termination w/o Cause	Contract Non-Renewal by Employer	Termination w/o Cause or for Good Reason
Joseph W. Kaufmann	Severance	$957,000	$319,000	$957,000
	Bonus	1,355,258	451,753	1,355,258
	Acceleration of equity awards (2)	832,550	—	832,550
	Tax gross-up (3)	—	—	—
	Health care benefits continuation (4)	42,213	14,071	28,142

	Subtotal	$3,187,021	$784,824	$3,172,950

Douglas G. Evans, P.E.	Severance	$825,000	$275,000	$825,000
	Bonus	1,150,660	383,553	1,150,660
	Acceleration of equity awards (2)	666,851	—	666,851
	Tax gross-up (3)	—	—	—
	Health care benefits continuation (4)	65,157	21,719	43,438

	Subtotal	$2,707,668	$680,272	$2,685,949

Wendy F.DiCicco, CPA	Severance	$217,250	$108,625	$434,500
	Bonus	108,868	54,434	217,736
	Acceleration of equity awards (2)	232,693	—	232,693
	Tax gross-up (3)	—	—	—
	Health care benefits continuation (4)	13,609	13,609	27,217

	Subtotal	$572,420	$176,668	$912,146

John E. Nash, P.E. (5)	Severance	$—	$—	$—
	Bonus	—	—	—
	Acceleration of equity awards (2)	—	—	105,426
	Tax gross-up (3)	—	—	—
	Health care benefits continuation (4)	—	—	—

	Subtotal	$—	$—	$105,426

	Total	$6,467,109	$1,641,764	$6,876,471

(1)	Assumes that the NEO executes and delivers a general release in favor of our company.
(2)	Amounts shown represent all unvested equity awards and are based on the market value of Kensey Nash’s Common Stock of $26.81 per share, the closing price on June 29, 2007 as reported by the NASDAQ Stock Market and the fair market value of an NEO’s SAR of $6.06 on June 29, 2007 as estimated using the following Black-Scholes option-pricing model assumptions; volatility-35%; expected term-2.85 years; and risk-free interest rate-4.997%. Please refer to Note 17 “Stock Based Compensation,” of our consolidated financial statements for fiscal 2007 included in our Form 10-K for fiscal year 2007, as filed with the SEC on September 13, 2007, for a discussion of information relevant to the calculation of such amounts.

Under our Employee Plan a “change in control”, resulting in the acceleration of all equity awards, would be triggered by a beneficial owner acquiring 20% or more of the combined voting power of our outstanding securities. The amounts shown for the acceleration of equity awards would be the same under both the Employee Plan or each of the NEO’s respective employment agreements.

As a result of a “change in control” as defined in the Employee Plan, on August 30, 2007 all outstanding unvested stock options, stock appreciation rights and non-vested stock awards under the Employee Plan, vested (and, in the case of stock options and stock appreciation rights, became exercisable) in full. This “change in control” was triggered by the acquisition on August 30, 2007 by Starboard, Ramius Capital Group, L.L.C. and certain of their affiliates of more than 20 percent of the Company’s outstanding Common Stock, as reported by Ramius in filings with the SEC. The closing price of our Common Stock on August 30, 2007 was $23.97 per share.

(3)	In the event that the total payments cause the NEO’s parachute payments to exceed 110% of three times the NEO’s base amount (calculated as the average of the last 5 years annual compensation), Kensey Nash shall pay the NEO a “Gross-up Payment” equal to the parachute payment less the base amount multiplied by the excise tax rate in effect at the time of payment.
(4)	Amounts calculated using current insurance premium rates as of June 30, 2007.
(5)	Mr. Nash does not have an employment agreement with our company.
(6)	As described above under “Employment Agreements”, except as described above in footnote 2 as it relates to acceleration of equity awards, “change in control” under each of the NEO’s respective employment agreements would be triggered by a beneficial owner acquiring 50% or more of the combined voting power of our outstanding securities.

All of the payments in the table shown above were determined in accordance with each respective NEO’s employment agreement unless otherwise described in the footnotes above.

BOARD OF DIRECTOR COMPENSATION

The Compensation Committee recommends our directors’ compensation package, subject to approval by the non-employee members of the Board, at the Board meeting immediately following our Annual Meeting. In discharging this duty, the Compensation Committee is guided by three goals: compensation should fairly pay directors for work required in a company of our operational size and scope; compensation should align directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be adequate to enable Kensey Nash to attract and retain well-qualified directors. The Compensation Committee reviews the compensation of directors annually. We do not pay additional compensation to our executive officers for their service as directors.

In consideration of service on the Board, on the date of the annual meeting of the stockholders of our company, each non-employee director who was elected, re-elected or continued to serve as a director because his term had not expired, received the following compensation package for the period December 2006 to December 2007:

Cash Compensation

Board of Director’s Retainer		Executive Committee Retainer [1]		Audit Committee Retainer		Compensation Committee Retainer
Member	Chairman	Member	Chairman	Member	Chairman	Member	Chairman
$25,000	$30,000	$7,500	$7,500	$5,000	$7,000	$3,500	$5,000

[1]	The Executive Committee was dissolved in March 2007.

Equity Compensation

	Restricted Stock Awarded 12/6/06	Value of Restricted Stock Award ($29.65/sh)[1]
Chairman of the Board	4,722	$140,007
Director	3,879	$115,012

[1]

The assumptions we made to determine the amounts listed in this column are set forth in note 17 to the Company’s consolidated financial statements included in our 2007 Annual Report to Shareholders that accompanies this proxy statement. The fair value of each award granted was $29.65 per share.

Other Factors:

•	The grants of restricted Common Stock awarded to non-employee directors and the Chairman of the Board on December 6, 2006 are not subject to the achievement of certain targets.

•	The Board collectively has an educational allowance for training programs totaling $10,000 per year, plus travel expenses and other costs associated with attending the training programs.

•

Each non-employee director receives an initial grant of options to purchase 9,000 shares of Common Stock upon such director’s appointment to the Board, exercisable at the fair market value of such shares on the date of grant.

•	Additional grants of options may be made, from time to time, as determined by the Compensation Committee.

•

If the Compensation Committee determines to recommend a change to the current compensation package to the Board, it may present such changes at the first meeting of the Board immediately following the Annual Meeting on December 5, 2007.

•

In early fiscal 2008, there was a “Change in Control” as defined in the Employee Plan which resulted in all outstanding unvested options, SARs and stock awards held by the Board under this plan to automatically become vested (and, in the case of options and SARs, exercisable) in full. This “Change in Control” was triggered by the acquisition by Ramius Capital Group, L.L.C. and its affiliates (“the Ramius Group”) on August 30, 2007, of more than 20 percent of our company’s outstanding Common Stock, as reported by the Ramius Group in filings with the SEC.

The following table provides information on compensation earned during fiscal 2007 by each non-employee director:

FISCAL 2007 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (1) (2)	All Other Compensation ($)	Total ($)
Walter R. Maupay, Jr.	$36,500	$60,304	$47,796	$2,508	$147,108
Robert J. Bobb	$31,000	$47,627	$41,036	—	$119,663
Harold N. Chefitz	$40,500	$47,627	$41,036	—	$129,163
C. McCollister Evarts, M.D.	$27,500	$47,627	$41,036	—	$116,163
Steven J. Lee	$33,500	$47,627	$41,036	$4,250	$126,413
Kim D. Rosenberg	$32,833	$47,627	$41,036	—	$121,496

Total	$201,833	$298,438	$252,977	$6,758	$760,006

(1)	Reflects amounts recognized for awards of restricted stock and stock options for financial statement reporting purposes for fiscal 2007 in accordance with FAS 123R. Such amounts may include amounts recognized for awards granted during fiscal 2007 and prior fiscal years. Please refer to Note 17 “Stock Based Compensation” of our consolidated financial statements for fiscal 2007 included in our Form 10-K for fiscal 2007, as filed with the SEC on September 13, 2007, for a discussion of assumptions relevant to the calculation of such amount.

(2)	At June 30, 2007, each of the directors named below held the number of outstanding restricted stock awards and stock options to purchase the number of shares of our Common Stock shown next to his name:

Name	Restricted Share Awards		Stock Options (3)	Grant Date	Exercise Price	Grant Date FV
Walter R. Maupay, Jr.	321	(1)		12/3/2003		$23.97
	333	(1)		12/1/2004		$32.00
	3,000	(2)		12/7/2005		$23.45
	4,722	(2)		12/6/2006		$29.65
			9,000	12/3/2003	$21.93
			9,000	12/1/2004	$32.00
			11,250	12/7/2005	$23.45
Robert J. Bobb	321	(1)		12/3/2003		$23.97
	333	(1)		12/1/2004		$32.00
	2,000	(2)		12/7/2005		$23.45
	3,879	(2)		12/6/2006		$29.65
			9,000	12/3/2003	$21.93
			9,000	12/1/2004	$32.00
			9,000	12/7/2005	$23.45
Harold N. Chefitz	321	(1)		12/3/2003		$23.97
	333	(1)		12/1/2004		$32.00
	2,000	(2)		12/7/2005		$23.45
	3,879	(2)		12/6/2006		$29.65
			9,000	12/3/2003	$21.93
			9,000	12/1/2004	$32.00
			9,000	12/7/2005	$23.45
C. McCollister Evarts, M.D.	321	(1)		12/3/2003		$23.97
	333	(1)		12/1/2004		$32.00
	2,000	(2)		12/7/2005		$23.45
	3,879	(2)		12/6/2006		$29.65
			9,000	12/3/2003	$21.93
			9,000	12/1/2004	$32.00
			9,000	12/7/2005	$23.45
Steven J. Lee	321	(1)		12/3/2003		$23.97
	333	(1)		12/1/2004		$32.00
	2,000	(2)		12/7/2005		$23.45
	3,879	(2)		12/6/2006		$29.65
			9,000	12/3/2003	$21.93
			9,000	12/1/2004	$32.00
			9,000	12/7/2005	$23.45
Kim D. Rosenberg	321	(1)		12/3/2003		$23.97
	333	(1)		12/1/2004		$32.00
	2,000	(2)		12/7/2005		$23.45
	3,879	(2)		12/6/2006		$29.65
			9,000	12/3/2003	$21.93
			9,000	12/1/2004	$32.00
			9,000	12/7/2005	$23.45

(1)	Restricted stock awards vest in three equal annual installments, contingent upon the Company’s achievement of certain earnings-per-share targets, Company Common Stock price targets and continued service of the board member on each anniversary of the date of grant.

(2)	No performance criteria set. Vesting of shares were scheduled to vest in three equal and annual parts on the first three anniversaries of the grant date.
(3)	Options are exercisable over a maximum term of 10 years from the date of grant and were scheduled to vest in three equal and annual parts on the first three anniversaries of the grant date.

Equity Compensation Plan Information

As of June 30, 2007, we maintained the Employee Plan and the Non-Employee Director Compensation Plan (“Directors’ Plan”), each of which was approved by our stockholders. The following table provides information, as of June 30, 2007, about the securities authorized for issuance under these equity compensation plans. This table does not include any awards that have been made in fiscal 2008 and does not reflect the increase in the number of shares authorized for issuance under the Employee Plan that has been approved by our Board, subject to stockholder approval of the Amended Plan at the Annual Meeting. The Directors’ Plan was terminated in December 2005.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a) (1)		(b) (2)	( c) (3)
Equity compensation plans approved by security holders	2,187,485	(4)	$18.79	345,992
Equity compensation plans not approved by security holders	—		—	—

(1)	As of the record date, October 26, 2007, the number of securities in column (a) was 2,226,012.
(2)	As of October 26, 2007, the price in column (b) was $21.05.
(3)	As of October 26, 2007, the number of securities in column (c) was 50,533.
(4)

As of the date of this table, June 30, 2007, the weighted average remaining contractual term of such options was 4.77 years. As of October 26, 2007, the weighted average remaining contractual term of outstanding options was 5.56 years.

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder returns during the period commencing on June 30, 2002 and ending on June 30, 2007, for us, the NASDAQ Composite Index and the NASDAQ Medical Equipment Index. The comparison assumes $100 was invested on June 30, 2002 in our Common Stock, the NASDAQ Composite Index and the NASDAQ Medical Equipment Index and assumes the reinvestment of all dividends, if any. Please note that, NASDAQ reclassified its index line and, as such, our major market index which in previous years said NASDAQ Stock Market (U.S.) now says NASDAQ Composite.

COMPARISON OF CUMULATIVE TOTAL RETURNS

	6/30/02	6/30/03	6/30/04	6/30/05	6/30/06	6/30/07
Kensey Nash Corporation (KNC)	$100	$158	$213	$187	$182	$165

NASDAQ Composite	$100	$110	$139	$142	$156	$191

NASDAQ Medical Equipment	$100	$108	$164	$168	$176	$217

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

The following table sets forth, as of October 26, 2007, certain information with respect to the beneficial ownership of our Common Stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each of our directors, (3) each of the Named Executive Officers and (4) all of our executive officers and directors as a group. Unless otherwise indicated, each person or group has sole dispositive and voting power with respect to the shares of our Common Stock shown below as beneficially owned by such person. The percentages below are based on 12,269,640 outstanding of our Common Stock.

Names and Address	Amount and Nature of Beneficial Ownership	Percent of Class
Ramius Capital Group LLC (1)	2,485,740	20.3%

Wellington Management Company, LLP (2)	1,280,549	10.4

Lord, Abbett and Co., LLC (3)	990,390	8.1

Brown Capital Management, Inc. (4)	916,450	7.5

United States Trust Company, N.A. (5)	901,829	7.4

Joseph W. Kaufmann (6)	740,788	5.8

Kenneth R. Kensey, M.D. (7)	641,000	5.2

Barclays Global Investors, NA (8)	616,329	5.0

Douglas G. Evans, P.E. (9)	594,817	4.7

John E. Nash, P.E. (10)	305,990	2.5

Walter R. Maupay, Jr. (11)	120,962	*

Robert J. Bobb (12)	93,719	*

Wendy F. DiCicco, CPA (13)	79,378	*

C. McCollister Evarts, M.D. (14).	66,999	*

Steven J. Lee (15)	58,499	*

Kim D. Rosenberg (16)	49,499	*

Harold N. Chefitz (17)	43,855	*

All Executive Officers and Directors as a group (10 persons)	2,154,506	15.8%

*	Denotes less than one percent.
(1)	As disclosed on a Schedule 13D/A filed on October 25, 2007 by Parche, LLC (“Parche”); Starboard Value and Opportunity Master Fund Ltd. (“Starboard”); RCG Enterprise, Ltd (“RCG Enterprise”); RCG Starboard Advisors, LLC (“RCG Starboard Advisors”); Ramius Capital Group, L.L.C. (“Ramius Capital”); C4S & Co., L.L.C. (“C4S”); Peter A. Cohen; Morgan B. Stark; Jeffrey M. Solomon; Thomas W. Strauss; Ceasar N. Anquillare; Peter A. Feld; and Jeffrey C. Smith.

According to the Schedule 13D/A, Parche has sole voting power and dispositive power with respect to 397,720 shares, and Starboard has sole voting power and dispositive power with respect to 2,088,020 shares; RCG Enterprise also has the sole voting power and dispositive power with respect to 397,720 shares; RCG Starboard Advisors, as managing member of Parche and the investment manager of Starboard, may be deemed the beneficial owner of (i) the 397,720 shares owned by Parche and (ii) the 2,088,020 shares owned by Starboard, for a total of 2,485,740 shares; Ramius Capital, as the sole member of RCG Starboard Advisors, and C4S, as the managing member of Ramius Capital, may be deemed the beneficial owner of the same 2,485,740 shares; RCG Enterprise also has the sole voting power and dispositive power with respect to 397,720 shares; Ramius Capital serves as the investment manager for RCG Enterprise; Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon, as the managing members of C4S, may also be deemed to be beneficial owners of the same 2,485,740 shares; and Mr. Anquillare, Mr. Feld and Mr. Smith, as members of the “group” also consisting of the other persons described in this footnote, for the purposes of Section 13(d)(3) of the Exchange Act, may also be deemed to be beneficial owners of the same 2,485,740 shares, although they each disclaim ownership of such shares. According to the Schedule 13D/A, immediately after filing of the 13D/A, Mr. Anquillare and Mr. Feld were no longer members of the “group.”

The principal business address of Mr. Anquillare is c/o Winchester Capital Partners LLC, Winchester House, 445 Orange Street, New Haven, Connecticut 06511. The principal business address of Mr. Feld and Mr. Smith is c/o Ramius Capital Group, L.L.C., 666 Third Avenue, 26th Floor, New York, New York 10017. The principal business address of Parche, Ramius Capital, RCG Starboard Advisors, C4S, Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon is 666 Third Avenue, 26th Floor, New York, New York 10017. The principal business address of Starboard and RCG Enterprise is c/o Citco Fund Services (Cayman Islands) Limited, Corporate Center, West Bay Road, Grand Cayman, Cayman Islands, British West Indies.

(2)	As disclosed on a Schedule 13G/A filed on February 14, 2007 by Wellington Management Company, LLP (“Wellington”), Wellington has shared voting power with respect to 979,300 shares and shared dispositive power with respect to 1,280,549 shares; Wellington may be deemed a beneficial owner of such shares in its capacity as investment adviser for such shares owned of record by its clients; and the principal business address of Wellington is 75 State Street, Boston, Massachusetts, 02109.
(3)	As disclosed on a Schedule 13G/A filed on July 9, 2007 by Lord, Abbett & Co. LLC; Lord, Abbett & Co. LLC has sole voting power with respect to 896,890 shares and sole dispositive power with respect to 990,390 shares; and the principal business address of Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, NJ 07302.
(4)	As disclosed on a Schedule 13G/A filed on February 1, 2007 by Brown Capital Management, Inc. (“Brown”), Brown has sole voting power with respect to 436,650 shares and sole dispositive power with respect to 916,450 shares; Brown may be deemed a beneficial owner of such shares in its capacity as investment adviser for such shares owned of record by its clients; and the principal business address of Brown is 1201 N. Calvert Street, Baltimore, MD 21202.
(5)

As disclosed on a Schedule 13G/A filed on February 14, 2007 by U.S. Trust Corporation (“UST Corp.”), a wholly-owned direct subsidiary of The Charles Schwab Corporation, and United States Trust Company, N.A. (“UST Company”), a wholly-owned direct subsidiary of UST Corp. According to the Schedule 13G/A, UST Corp. and UST Company each beneficially owns 901,829 shares and has sole voting power with respect to 315,424 shares, sole dispositive power with respect 878,824 shares and shared dispositive power with respect to 16,255 shares; UST Corp. may be deemed a beneficial owner of such shares in its capacity as investment adviser for such shares owned of record by its clients; and the principal business address of UST Corp. and UST Company is 114 West 47th Street, 25th Floor, New York, NY 10036-1532.

(6)	Includes 567,500 shares issuable upon exercise of options within 60 days of October 26, 2007. The principal place of business for Mr. Kaufmann is 735 Pennsylvania Drive, Exton PA 19341.
(7)	Represents shares held by the Kenneth R. Kensey Revocable Trust, of which Kenneth R. Kensey is trustee. Dr. Kensey has sole voting and dispositive power with respect to the shares held by the trust. The principal place of business for Dr. Kensey is c/o Rheologics, Inc., 15 East Uwchlan Ave., Suite 414, Exton, Pennsylvania 19341. This information was obtained verbally from Dr. Kensey’s office in October 2004.
(8)	As disclosed on a Schedule 13G/A filed on January 23, 2007 by Barclays Global Investors, NA (“Barclays NA”), Barclays Global Fund Advisors (“Barclays Advisors”), Barclays Global Investors, Ltd (“Barclays Ltd”), Barclays Global Investors Japan Trust and Banking Company Limited (“Barclays Japan Banking”) and Barclays Global Investors Japan Limited (“Barclays Japan Limited”).

According to the Schedule 13 G/A, Barclays NA has sole voting power with respect to 230,404 shares and sole dispositive power with respect to 280,123 shares; Barclays Advisors has the sole voting power and dispositive power with respect to 328,745 shares; Barclays Ltd has sole voting power and dispositive power with respect to 7,461 shares; Barclays Japan Banking and Barclays Japan Limited do not have any dispositive or voting power; the principal business address of Barclays NA and Barclays Advisors is 45 Fremont Street, San Francisco California 94105; the principal business address of Barclays Ltd is Murray House, 1 Royal Mint Court, London, EC3N 4HH; and the principal business address of Barclays Japan Banking and Barclays Japan Limited is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan.

(9)	Includes 235,567 shares held by the Douglas G. Evans Revocable Trust, 1,050 shares held indirectly by his minor children and 358,200 shares issuable upon exercise of options within 60 days of October 26, 2007.
(10)	Includes 290,990 shares held by the John E. Nash Revocable Trust and 15,000 shares issuable upon exercise of options within 60 days of October 26, 2007.
(11)	Includes 79,250 shares issuable upon exercise of options within 60 days of October 26, 2007.
(12)	Includes 82,000 shares issuable upon exercise of options within 60 days of October 26, 2007.
(13)	Includes 68,025 shares issuable upon exercise of options within 60 days of October 26, 2007.
(14)	Includes 59,500 shares issuable upon exercise of options within 60 days of October 26, 2007.
(15)	Includes 49,500 shares issuable upon exercise of options within 60 days of October 26, 2007.
(16)	Includes 42,000 shares issuable upon exercise of options within 60 days of October 26, 2007.
(17)	Includes 37,000 shares issuable upon exercise of options within 60 days of October 26, 2007.

On August 30, 2007, the Ramius Group acquired shares of our Common Stock that collectively constituted more than 20% of our company’s outstanding Common Stock. As reported by the Ramius Group in filings with the SEC, the Ramius Group purchased these shares with funds from its working capital. For purposes of the Employee Plan, that acquisition constituted a “Change of Control,” which triggered the immediate vesting of all outstanding nonvested awards granted under the Employee Plan (and all outstanding stock options and SARs became immediately exercisable).

PROPOSAL 2

APPROVAL OF THE SIXTH AMENDED AND RESTATED EMPLOYEE INCENTIVE

COMPENSATION PLAN

Our Board has approved, and proposes that our stockholders approve, amending and restating the Fifth Amended and Restated Employee Incentive Compensation Plan (“Employee Plan”), which was previously approved by our stockholders, as the Sixth Amended and Restated Employee Incentive Compensation Plan (“Amended Plan”). The Amended Plan (1) provides for an increase in the number of shares of our Common Stock authorized for issuance under it by 350,000 shares, and (2) increases, from 20% to 50%, the percentage (the “Triggering Percentage”) of our shares of Common Stock that a stockholder must acquire to trigger a Change in Control.

The Board desires to maintain the Employee Plan and make additional shares available for award under it as amended by the Amended Plan because it believes that the well-recognized benefits of incentive compensation plans outweigh any burden on, or dilution of, our stockholders attendant to the award of stock options, restricted stock or other types of awards. Those benefits include:

•	Attraction and retention of key employees;

•	The encouragement of key employees to acquire a proprietary interest in our company;

•	The ability to fashion attractive incentive awards based upon the performance of our company and the price of our Common Stock; and

•	Alignment of the interests of directors, officers, employees and consultants with the interests of our stockholders.

The Compensation Committee of our Board administers the Employee Plan and would continue to administer the Amended Plan. The Compensation Committee consists of two or more outside directors, as defined under Section 162(m) of the Code. These “outside directors” are also non-employee directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Background

The Board adopted the Employee Plan in original form on April 1, 1995. The most recent previous amendment to it occurred on December 6, 2006, when our stockholders approved at our Annual Meeting an amendment to reserve an additional 300,000 shares of Common Stock, only 75,000 of which could be issued as restricted stock, bonus stock or stock-based awards other than stock options or stock appreciation rights, for issuance under it. That amendment brought the total number of shares authorized for issuance under the Employee Plan to 4,350,000 shares, most of which (other than the newly authorized shares) had already been issued.

The current proposal will, if approved, increase the number of shares authorized for issuance by 350,000 shares. Our Board believes that the Amended Plan is in the best interests of our company and our stockholders for the reasons discussed below.

The following table provides information as of October 26, 2007 regarding our total outstanding shares of Common Stock, shares underlying outstanding options, shares previously issued under the Employee Plan and the terminated Directors’ Plan and shares that would be added upon stockholder approval of the Amended Plan:

As of October 26, 2007:
Shares Underlying Outstanding Options	2,226,012
Shares Outstanding	12,274,640
Shares & Shares Underlying Outstanding Options	14,500,652
Overhang (Shares Underlying Options Outstanding/Shares Outstanding)	18.1%
Weighted Average Exercise Price of Outstanding Options	$21.05
Nonvested Restricted Stock Awards Outstanding	—
Shares Previously Issued Under Plan (Upon Exercise of Options and as Restricted Stock)	2,483,455
Shares Available for Grant	50,533
Total Overhang (Shares Underlying Outstanding Options + Plan Shares Available/Shares Outstanding)	18.5%
Shares Board Seeks Approval For	350,000
As a % of Shares Outstanding	2.9%
As a % of Shares & Shares Underlying Outstanding Options	2.4%

Key Points Regarding the Amended Plan

•

The 350,000 additional shares requested in the Amended Plan may be issued as stock options, stock appreciation rights, restricted stock, bonus stock or stock-based awards other than stock options or stock appreciation rights or other awards as described in the Amended Plan.

•

An acquisition of 50% of our Common Stock by any individual, entity, or group will constitute a Change in Control, which, among other things, would trigger an acceleration of all non-vested awards and the exercisability of all otherwise unexercisable awards.

•

The Compensation Committee believes it is important for our company not only to retain key personnel in a highly competitive industry but also to attract talented and experienced employees by using stock-based incentives as a component of overall compensation.

Stockholder approval of the Amended Plan is sought to continue (1) to meet the requirements of the NASDAQ Stock Market, (2) to qualify certain compensation under the Amended Plan as performance-based compensation that is tax deductible without limitation under Section 162(m) of the Internal Revenue Code, and (3) to qualify certain stock options granted under the Amended Plan as incentive stock options. Furthermore, Section 13.1 of the Amended Plan provides that no amendment to the Amended Plan shall be made without the approval of our stockholders to the extent such approval is required by law or agreement. The Amended Plan will be effective on the date of stockholder approval and will apply to all awards made under it before, on or after that date. We intend to register the additional shares authorized under the Amended Plan under the Securities Act of 1933. If stockholders do not approve the Amended Plan, the current Employee Plan will remain in place without any additional shares and the Triggering Percentage will remain unchanged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE SIXTH AMENDED AND RESTATED EMPLOYEE INCENTIVE COMPENSATION PLAN.

Terms of the Amended Plan

The following brief summary of certain features of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, which is attached to this Proxy Statement as Exhibit A as filed with the SEC and copies of this Proxy Statement including the Amended Plan will be available on our website at www.kenseynash.com under the section called “Corporate Governance,” and may be furnished by us without charge upon written request.

Awards Under the Amended Plan. The Amended Plan is a flexible plan that provides the Compensation Committee broad discretion to fashion the terms of the awards to provide eligible recipients with such stock-based and performance-related incentives as the Compensation Committee deems appropriate. The Amended Plan permits the issuance of awards in a variety of forms, including (1) nonqualified and incentive stock options for the purchase of Common Stock, (2) stock appreciation rights, (3) restricted stock, (4) bonus stock and awards in lieu of obligations of our company to pay cash or deliver other property under compensatory arrangements, (5) other stock-based awards, (6) performance awards and (7) cash incentive awards. The Amended Plan provides that 4,700,000 shares of Common Stock will be reserved for issuance pursuant to awards under it, of which approximately 400,000 will remain available for issuance. Over any three consecutive fiscal year period, the maximum aggregate number of shares of Common Stock that may be covered by stock options, stock appreciation rights, restricted stock awards and other stock-based awards granted to any single participant in the Amended Plan is 1,000,000 shares, subject to adjustment under circumstances specified in the Amended Plan. The maximum aggregate amount that may be paid out under the Amended Plan as cash incentive awards or other cash awards to any single participant in any fiscal year is $500,000.

Eligibility. The persons eligible to participate in the Amended Plan are directors, officers, employees and consultants of our company or any subsidiary of our company who, in the opinion of the Compensation Committee, contribute to the growth and success of our company or our subsidiaries. Directors, nominees for director, officers and key employees of our company may be considered to have an interest in the Amended Plan either because they already received or may in the future receive awards under it. The purpose of the Amended Plan is to promote the overall financial objectives of our company and our stockholders by motivating eligible participants to achieve long-term growth in stockholder equity in Kensey Nash and to retain the association of these individuals. As of October 26, 2007, we had six non-employee directors, four executive officers, and approximately 360 other employees and five consultants eligible to participate in the Amended Plan.

Release of Shares. At the discretion of the Compensation Committee, if shares of Common Stock subject to an award under the Amended Plan that remain unissued upon termination of such award or, are forfeited, the shares otherwise subject to the award may again be available for grant by the Compensation Committee. Any shares our company receives as consideration for the exercise of an award under the Amended Plan, including the satisfaction of any tax withholding obligations, will not be available for new awards under the Amended Plan. In the event of a stock dividend, stock split, recapitalization, sale of substantially all of the assets of our company, reorganization or other similar event, the Compensation Committee will make appropriate adjustments to the aggregate number of shares of Common Stock subject to the Amended Plan and the number, class and price of shares subject to outstanding awards.

Stock Options. Stock options granted under the Amended Plan may be either incentive stock options qualified under Section 422 of the Code (“ISOs”) or non-qualified stock options (“NQSOs”). The exercise period for any stock option granted under the Amended Plan will be determined by the Compensation Committee, provided that no stock option shall be exercisable more than 10 years after the date such stock option is granted or 5 years after the date of grant in the case of an ISO granted to a stockholder who owns 10% or more of our company. The Compensation Committee will determine the exercise price for options granted under the Amended Plan, provided that the exercise price per share may not be less than the fair market value per share on the date the stock option is granted. If an option that is intended to qualify as an ISO is to be granted to a party that is a 10% or more stockholder of our company, the exercise price per share may not be less than 110% of the fair market value per share of our Common Stock on the grant date. The exercise price of an option may be paid in cash or, if approved by the Compensation Committee, (i) by delivering Common Stock of our company already owned by the recipient for at least 6 months prior to such payment having a fair market value on the date of delivery equal to the exercise price, (ii) by authorizing us to retain shares of Common Stock of our company that would otherwise be issuable on exercise of the option having a fair market value on the date of exercise equal to the exercise price, or (iii) in such other manner as provided in the Amended Plan. In addition, the Compensation Committee may, in its discretion and subject to applicable law, authorize us to (1) lend to a recipient a portion of the exercise price of an option, or (2) guarantee a loan obtained by a recipient on a full recourse basis from a third-party for the purpose of paying the exercise price. No such loan or guarantee shall exceed 24 months or obligate us for an amount to exceed the lesser of the aggregate fair market value per share of the Common Stock on the date of exercise of the option, less the par value of the shares of Common Stock to be purchased upon exercise of the stock option, or an amount permitted under applicable laws or the regulations, the rules of the Federal Reserve Board and any other governmental agency having jurisdiction. Under the Sarbanes-Oxley Act of 2002, we may not make or guarantee any such loan to an executive officer or director of our company.

Stock Appreciation Rights. Stock appreciation rights may be granted alone or in conjunction with a stock option grant. If a stock appreciation right is granted in conjunction with a stock option, the term of the stock appreciation right shall be the same as the term of the corresponding stock option. Upon the exercise of a stock appreciation right granted in conjunction with a stock option, the person exercising the right shall be entitled to receive an amount in cash, shares of our Common Stock or both, as determined by the Compensation Committee, equal in value to the excess of the fair market value per share of Common Stock over the option price per share of Common Stock, multiplied by the number of shares in respect of which the stock appreciation right is exercised. The Compensation Committee will establish the terms applicable to stock appreciation rights granted on a stand-alone basis, provided that the value to be used instead of the option price shall not be less than the fair market value per share of Common Stock on the date the stock appreciation right is awarded. Stock appreciation rights granted in conjunction with an ISO may not be exercisable unless the fair market value of the Common Stock on the date of exercise exceeds the option exercise price.

Restricted Stock. Shares of restricted stock may be granted alone or in conjunction with other awards under the Amended Plan. The Compensation Committee will determine the terms of restricted stock grants, and may condition a grant on the achievement of performance goals by the recipient or our company and otherwise make the shares of restricted stock subject to forfeiture. During the restriction period set by the Compensation Committee, the recipient will not be permitted to sell, assign, transfer, pledge or otherwise encumber any interest in the shares of restricted stock. During the restriction period, the recipient will have all other rights of our stockholders, provided that any dividends applicable to the shares of restricted stock will be reinvested or paid in the form of additional shares of restricted stock rather than in cash or unrestricted shares of Common Stock.

Bonus Stock and Awards in Lieu of Our Company’s Obligations. Subject to limitations described in the Amended Plan, the Compensation Committee is authorized to grant shares of our Common Stock as a bonus, or to grant shares of Common Stock or other awards in lieu of obligations of our company to pay cash or deliver other property in lieu of other compensatory plans or compensation arrangements.

Other Stock-Based Awards. The Compensation Committee is authorized, subject to limitations imposed by applicable law, to grant such other types of awards that may be denominated or payable in, or valued in whole or in part based on the value of, our Common Stock, as determined by the Compensation Committee to be consistent with the purposes of the Amended Plan. These types of awards may include convertible or exchangeable debt securities, other rights convertible or exchangeable into our Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon the performance of our company and other similar types of awards. The Compensation Committee will determine the terms and conditions for all such awards.

Performance Awards and Cash Incentive Awards. The Compensation Committee is authorized to condition any type of award or cash payment on the performance of our company utilizing business criteria or other measures of performance it deems appropriate. The Compensation Committee will utilize one or more of the following business criteria for our company in establishing performance goals for a performance award: (1)

total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly-available index such as, but not limited to, the Standard & Poor’s 500 Index or the NASDAQ-U.S. Index; (3) net income; (4) pre-tax earnings; (5) earnings before interest expense, taxes, depreciation and amortization (“EBITDA”); (6) pre-tax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating income before payment of executive bonuses; (13) working capital; (14) pro forma net income, excluding facility transition charges and equity compensation expense; and (15) pro forma earnings per share, excluding facility transition charges and equity compensation expense.

Change in Control Provisions. Under the Employee Plan, the circumstances and actions that constitute a Change in Control include an acquisition of at least twenty percent (20%) by any individual, entity or group of the beneficial ownership of our outstanding shares of common stock or of the combined voting power of our outstanding voting securities entitled to vote generally in the election of directors. Under the Amended Plan, this percentage would be increased from 20% to 50%. This change would allow key stockholders to acquire greater amounts of our common stock without triggering the effects of a Change of Control, which include the immediate vesting of non-vested awards under the Amended Plan and the immediate exercisability of any otherwise unexercisable awards granted under the Amended Plan. We believe that the increased percentage is now a more appropriate level to trigger the consequences of Change of Control, especially considering that our most significant stockholder currently beneficially owns more than 20% of our outstanding Common Stock.

In the event of a Change in Control (as defined in the Amended Plan): (1) any stock appreciation rights and stock options outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original award; (2) the restrictions applicable to restricted stock or other awards shall lapse and such awards shall become free of all restrictions and become fully vested and transferable to the full extent of the original award; and (3) the performance goals and other conditions with respect to any outstanding performance award or cash incentive award shall be deemed to have been satisfied in full, and such award shall be fully distributable, if and to the extent provided by the Compensation Committee, notwithstanding that the award may not be fully deductible to our company under Section 162(m) of the Code. In addition, unless the Compensation Committee provides otherwise, any award of any recipient who is an officer or director of our company for which the grant date is fewer than six months prior to the Change in Control shall be cancelled in exchange for a cash payment to the recipient at the time of such recipient’s termination of employment (or if required by Code Section 409A, six months after the employment termination date), equal to the amount that the Change in Control Price (as defined in the Amended Plan) per share of Common Stock of our company shall exceed the amount which the recipient must pay to exercise the award per share of Common Stock, multiplied by the number of shares of Common Stock granted under the award, plus interest.

Amendments; Prohibitions. The Board or the Compensation Committee may amend, alter or discontinue the Amended Plan or an award thereunder (either prospectively or retroactively) at any time, other than an amendment, alteration or discontinuation that would impair the rights of a recipient of an award under the Amended Plan without the recipient’s consent. However, no amendment or alteration of the Amended Plan will be made without the approval of our stockholders to the extent such approval is required by law or applicable listing standards. In addition, neither the Board nor the Compensation Committee will be permitted to (1) amend an option to reduce its exercise price, (2) cancel an option and regrant an option with an exercise price lower than the original exercise price of the cancelled option, or (3) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing an option.

New Plan Benefits. Because benefits under the Amended Plan will depend on the Compensation Committee’s actions and the fair market value of our company’s Common Stock at various future dates, the benefits payable under the Amended Plan and the benefits that would have been payable had the Amended Plan been in effect during the most recent fiscal year are not determinable.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the U.S. federal income tax consequences associated with stock options, stock appreciation rights, stock awards and other awards granted under the Amended Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

Nonqualified Stock Options

Participant. Generally, a participant receiving a nonqualified stock option does not realize any taxable income for federal income tax purposes at the time of grant. Upon exercise of such option, the excess of the fair market value of the shares of common stock subject to the nonqualified stock option on the date of exercise over the exercise price generally will be taxable to the participant as ordinary income. The participant will have a capital gain (or loss) upon the subsequent sale of the shares of common stock received upon exercise of the option in an amount equal to the sale price reduced by the fair market value of the shares of common stock on the date the option was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) generally commences on the date the nonqualified stock option is exercised.

If the Participant Uses Common Stock to Pay the Option Exercise Price. If a participant who exercises a nonqualified stock option pays the exercise price by tendering shares of Common Stock of our company and receives back a larger number of shares, the participant will realize taxable income in an amount equal to the fair market value of the additional shares received on the date of exercise, less any cash paid in addition to the shares tendered. Upon a subsequent sale of the Common Stock, the number of shares equal to the number delivered as payment of the exercise price will have a tax-basis equal to that of the shares originally tendered. The additional newly acquired shares obtained upon exercise of the nonqualified stock option will have a tax basis equal to the fair market value of such shares on the date of exercise.

The Company. We generally will be entitled to a tax deduction in the same amount and in the same year in which the participant recognizes ordinary income resulting from the exercise of a nonqualified stock option.

Incentive Stock Options

Participant. Generally, a participant will not realize any taxable income for Federal income tax purposes at the time an ISO is granted. Upon exercise of the ISO, the participant generally will incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), unless the participant has left our employment more than three months before exercising the option. If the participant transfers shares of Common Stock received upon the exercise of an incentive stock option within a period of two years after the date of grant of such incentive stock option or one year after the date of receipt of the shares of common stock (Holding Period), then, in general, the participant will have taxable ordinary income in the year in which the transfer occurs in an amount equal to the excess of the fair market value on the date of exercise over the exercise price. However, if the sale price is less than the fair market value of such shares on the date of exercise, the ordinary income will not be more than the difference between the sale price and the exercise price. The participant will have long-term or short-term capital gain (or loss) in an amount equal to the amount by which the amount received for such common stock exceeds (or is less than) the participant’s tax basis in the common stock as increased by the amount of any ordinary income recognized as a result of the disqualifying disposition, if any. If the participant transfers the shares of common stock after the expiration of the Holding Period, he or she will recognize capital gain (or loss) equal to the difference between the sale price and the exercise price.

If the Participant Uses Common Stock to Pay the Option Exercise Price. If a participant who exercises an incentive stock option pays the option exercise price by tendering shares of Common Stock, such participant generally will incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), provided any Holding Period requirement for the tendered shares is met. If the tendered stock was subject to the Holding Period requirement when tendered (i.e., had not been held for the entire Holding Period), payment of the exercise price with such stock constitutes a disqualifying disposition. If the participant pays the exercise price by tendering Common Stock and the participant receives back a larger number of shares, under proposed Treasury regulations, the participant’s tax basis in the number of shares of newly acquired stock equal to the number of shares delivered as payment of the exercise price will equal that of the shares originally tendered, increased, if applicable, by an amount included in the participant’s gross income as compensation. The additional new shares acquired upon exercise of the option will have a tax basis of zero. All stock acquired upon exercise will be subject to the Holding Period requirement, including the number of shares equal to the number tendered to pay the exercise price. Any disqualifying disposition will be deemed to be a disposition of stock with the lowest basis.

The Company. We will not be entitled to a tax deduction upon grant, exercise or subsequent transfer of shares of common stock acquired upon exercise of an incentive stock option, provided that the participant holds the shares received upon the exercise of such option for the Holding Period and otherwise satisfies the ISO rules. If the participant transfers the common stock acquired upon the exercise of an incentive stock option prior to the end of the Holding Period or otherwise fails to satisfy the ISO rules, we generally will be entitled to a deduction at the time the participant recognizes ordinary income in an amount equal to the amount of ordinary income recognized by such participant as a result of such disqualifying event.

Stock Appreciation Rights

Participant. Generally, a participant receiving a stock appreciation right does not realize any taxable income for Federal income tax purposes at the time of grant. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the amount of cash or the fair market value of the Common Stock distributed to the participant. The participant will have a capital gain (or loss) upon a subsequent sale of shares of Common Stock received in an amount equal to the sale price reduced by the fair market value of the shares of Common Stock on the date the stock appreciation right was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) will generally commences on the date the stock appreciation right is exercised.

The Company. We generally will be entitled to a tax deduction in the same amount and in the same year in which the participant recognizes ordinary income resulting from the exercise of stock appreciation rights.

Stock Awards

Participant. Generally, a participant receiving a stock award will recognize taxable income at the time of grant of an award of unrestricted stock. The taxable income will equal the excess of the fair market value of the unrestricted stock on the grant date over any amount the participant pays for the unrestricted stock. Generally, a participant will not recognize taxable income at the time of grant of a stock award. However, a participant may make an election under section 83(b) of the Code (Section 83(b)) to be taxed at the time of the stock award. If a participant does not elect under Section 83(b) to recognize income at the time of the stock award, the participant will recognize taxable income at the time of vesting. The taxable income will equal the excess of the fair market value of the restricted stock at the time the shares vest over any amount the participant paid for the restricted stock. A participant may elect under Section 83(b) to include as ordinary income in the year of the stock award an amount equal to the excess of the fair market value of the shares on the transfer date over any purchase price paid for the shares. The fair market value of the shares will be determined as if the shares were not subject to forfeiture. If a participant makes the Section 83(b) election, the participant will not recognize any additional income when the shares vest. Any appreciation in the value of the restricted stock after the award is not taxed as compensation, but instead as a capital gain when the restricted stock is sold or transferred. If the participant makes a Section 83(b) election and the restricted stock is later forfeited, the participant is not entitled to a tax deduction or a refund of the tax already paid. The Section 83(b) election must be filed with the IRS within 30 days following the date the shares are awarded to a participant. The 83(b) election generally is not revocable and cannot be made after the 30-day period has expired. Dividends received on restricted stock subject to a Section 83(b) election are taxed as dividends instead of compensation.

The Company. We generally will be entitled to an income tax deduction equal to the amount of ordinary income a participant recognizes in connection with a stock award. The deduction generally will be allowed for the taxable year in which the participant recognizes such ordinary income.

Other Awards

Participant. With respect to awards granted under the Amended Plan that result in the payment or issuance of cash or shares of Common Stock or other property that either is not restricted as to transferability or is not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or the fair market value of stock or other property received. With respect to awards involving the issuance of shares of Common Stock or other property that is restricted as to transferability or subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may make a Section 83(b) election and be taxed at the time of receipt of restricted stock or other restricted property rather than upon the lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property the participant would not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which the participant previously paid tax. The participant must file a Section 83(b) election with the Internal Revenue Service within 30 days after the receipt of the restricted stock or other restricted property.

The Company. We generally will be entitled to a deduction in an amount equal to the ordinary income received by the participant. The deduction generally will be allowed for the taxable year in which the participant recognizes such ordinary income.

Section 409A

Section 409A of the Code makes substantial changes to the federal income tax treatment of all amounts that are non-qualified deferred compensation. Section 409A of the Code was enacted as part of the American Jobs Creation Act of 2004 and, generally, became effective for amounts deferred on or after January 1, 2005. Final rules under Section 409A of the Code were issued in April 2007. All documents, such as the Amended Plan and award agreements, are required to be in compliance no later than December 31, 2008. Therefore, based on our evaluation of the final rules, and any other future guidance issued under Section 409A of the Code, we reserve the right to amend the Amended Plan or any outstanding award agreement to comply with Section 409A of the Code. If a deferred compensation arrangement, including certain awards issued under the Amended Plan, does not meet the requirements of Section 409A of the Code, the timing of taxation for these amounts could be accelerated (meaning these amounts could become immediately taxable). In addition, substantial tax penalties and interest could be imposed upon participants in the Amended Plan.

Section 162(m)

Section 162(m) of the Code (“Section 162(m)”), provides that any compensation paid to a “covered employee” within the meaning of Section 162(m) that exceeds $1,000,000 cannot be deducted by our company for Federal income tax purposes unless, in general, (1) such compensation constitutes “qualified performance-based compensation” satisfying the requirements of Section 162(m) and (2) the plan or agreement providing for such performance-based compensation has been approved by the stockholders. We intend that options, stock appreciation rights, cash incentive awards and certain other performance-based awards under the Amended Plan that are granted to persons expected to be “covered employees” will constitute “qualified performance-based compensation” and, accordingly will not be subject to the 162(m) deductibility cap.

Parachute Payments

In the event any payments or rights accruing to a participant upon a Change in Control, including any payments or vesting under the Amended Plan triggered by a change in control, constitute “parachute payments” under Section 280G of the Code, depending upon the amount of such payments and the other income of the participant, the participant may be subject to an excise tax (in addition to ordinary income tax) and we may be disallowed a deduction for the amount of the actual payment.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, as auditors of our financial statements for fiscal 2008. Deloitte & Touche LLP has acted as auditors for us since 1990. It is expected that representatives of Deloitte & Touche LLP will be present at the meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

The Audit Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committees’ appointment of Deloitte & Touche LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Deloitte & Touche LLP, the Board will interpret this as an instruction to seek other auditors. The Board of Directors recommends that the stockholders vote in favor of the ratification of the appointment of Deloitte & Touche LLP as auditors for the fiscal year ending June 30, 2008.

INDEPENDENT AUDITOR FEES

The following table shows fees that we paid (or accrued) for professional services rendered by our independent auditors’, Deloitte & Touche LLP for fiscal 2007 and for fiscal 2006:

	Year Ended
Description of Fees	June 30, 2007	June 30, 2006
Audit Fees	$536,735	$465,670
Audit-Related Fees	10,922	—
Tax Fees	34,608	69,820
All Other Fees	—	—

Total Fees Paid to Independent Auditors	$582,265	$535,490

Audit Fees. Consists of fees incurred for professional services rendered for the audit of our annual financial statements, review of the interim financial statements included in quarterly reports, assessment of internal controls over financial reporting as a result of the Sarbanes-Oxley Act of 2002 and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.”

Tax Fees. Consists of fees incurred for professional services for tax compliance, tax advice and tax planning. These services include tax planning, assistance with the preparation of various U.S. tax returns, and advice on other tax-related matters.

All Other Fees. Represents fees incurred for services provided to us other than those included in the categories above.

Deloitte & Touche LLP did not bill our company in fiscal 2007 or fiscal 2006 for any services other than those described above.

The Audit Committee has determined that the provision of non-audit services provided by our independent auditors as described above is compatible with maintaining the independent auditors’ independence. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by our independent auditors. In certain cases, the Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve certain additional services, and such pre-approvals are communicated to the full Audit Committee at its next meeting. During fiscal 2007, all services were pre-approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE MATTERS

Audit Committee Charter — The Audit Committee has adopted a written charter, which is posted in the “Corporate Governance” section of our website at www.kenseynash.com and is available in print upon request to our Investor Relations department at our offices in Exton, Pennsylvania. Our Audit Committee regularly reviews corporate governance developments and modifies its charter and practices as warranted.

Audit Committee Members — After reviewing the qualifications of the current members of the committee, and any relationships they may have with our company that might affect their independence from our company, the Board has determined that (1) all current members of the Audit Committee are “independent” as that concept is defined in Section 10A of the 1934 Act, (2) all current members of the Audit Committee are “independent” as that concept is defined in the NASDAQ listing standards, (3) all current members of the Audit Committee are financially literate, and (4) Kim D. Rosenberg qualifies as an “audit committee financial expert” as defined under applicable SEC rules.

Audit Committee Report — In connection with the preparation and filing of our Annual Report on Form 10-K for fiscal 2007, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with our management and our independent auditors, including meetings where our management was not present;

(2)	discussed with our independent registered public accountants the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications;

(3)	discussed with our independent registered public accountants the results of their audit and examination of our consolidated financial statements, its evaluation of our internal controls and their overall assessment of the quality of our financial accounting and reporting functions;

(4)	reviewed the selection, application and disclosure of our critical accounting policies pursuant to SEC Financial Release No. 60, “Cautionary Advice Regarding Disclosure of Critical Accounting Policies;” and

(5)

received and reviewed the written disclosures and the letter from our independent registered public accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with our independent registered public accountants their independence, including any relationships that may impact their objectivity and independence and considered the amount of non-audit services and the compatibility of such non-audit services with the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2007.

Audit Committee
Kim D. Rosenberg, Chairman
Harold N. Chefitz
Robert J. Bobb

MISCELLANEOUS AND OTHER MATTERS

Solicitation — The cost of this proxy solicitation will be borne by our company. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals. Our company will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation. We do not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

Proposals of Stockholders — Proposals of stockholders for the 2008 Annual Meeting of Stockholders will not be included in the proxy statement for, or considered at, that annual meeting unless the proposal is proper for inclusion in the proxy statement and for consideration and is received by the Secretary of our company at our offices between June 1, 2008 and July 1, 2008.

Direct Registration of Securities – Kensey Nash now offers direct registration to record stock ownership. Direct registration is share ownership without paper stock certificates and is a very cost effective way to hold your registered shares. Stockholders may now convert all or some of their current certificated shares to direct registration. If you would like more information on this new service, or to request a Transaction Request Form, please contact us in writing at Kensey Nash Corporation—Investor Relations, 735 Pennsylvania Drive, Exton, Pennsylvania 19341, Attention: Secretary.

Ethics Help Line — As described in our Code of Conduct, the Chairman of the Audit Committee of the Company’s Board has also established an Ethics Help Line that is available 24 hours a day, 7 days a week. To access the Ethics Help Line dial 1-800-524-1984, and when prompted by the attendant, press “6.” You may remain anonymous and will not be required to reveal your identify in calls to the Ethics Help line, although providing your identity may assist the Company in addressing your questions or concerns.

Related Party Transactions and Approval Policy— As stated in our Corporate Governance and Nominating Committee Charter, each director is responsible for disclosing to the Corporate Governance and Nominating Committee situations that he or she reasonably believes give rise to a potential related person transaction or conflict of interest. In addition, the Corporate Governance and Nominating Committee shall ask directors about potential related person transactions or potential conflicts of interest at least annually. The Board, upon recommendation of the Corporate Governance and Nominating Committee and after consultation with our outside counsel, shall determine on a case-by-case basis whether a conflict of interest exists.

As stated in our Audit Committee Charter, a function of the Audit Committee is to review and approve (or deny) related person transactions and resolve conflicts of interest questions involving Board members or management (as required by applicable securities laws, rules and regulations, and the rules of NASDAQ and any other securities exchange on which securities of our company are listed) and review and monitor compliance with other written policies of our company regarding related person transactions or conflicts of interest. Our Code of Conduct and Ethics has a section that describes how we identify potential conflicts of interest. Each of these charters and codes mentioned above are located on our website at www.kenseynash.com under the section called “Corporate Governance.”

Other Business — The Board is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in our Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board directs.

Additional information — We will furnish without charge a copy of our Audit Committee Charter, as filed with the SEC, our Annual Report on Form 10-K for fiscal 2007, as filed with the SEC, including the financial statements and attached schedules, and the Amended Plan, as filed with the SEC with this proxy statement, upon the written request of any person who is a stockholder as of the Record Date. We will provide copies of the exhibits to such Annual Report upon payment of a reasonable fee, which will not exceed our reasonable expenses incurred. Requests for such materials should be directed to Kensey Nash Corporation—Investor Relations, 735 Pennsylvania Drive, Exton, Pennsylvania 19341, Attention: Secretary. Our filings with the SEC (including a copy of the Amended Plan), as well as all of its committee charters and other corporate governance documents, are also available on our website at www.kenseynash.com under the section called “Corporate Governance.”

By order of the Board of Directors,

/s/ Joseph W. Kaufmann
Joseph W. Kaufmann
President, Chief Executive Officer and Secretary

Exton, Pennsylvania

October 29, 2007

EXHIBIT A

SIXTH AMENDED AND RESTATED

KENSEY NASH CORPORATION

EMPLOYEE INCENTIVE COMPENSATION PLAN

ARTICLE I

ESTABLISHMENT

1.1 Purpose. The Sixth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan (the “Plan”), which amends and restates the Fifth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan, is hereby established by Kensey Nash Corporation (“Company”). The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in the Plan to achieve long-term growth in stockholder equity in the Company and by retaining the association of those individuals who are instrumental in achieving this growth. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as defined herein) to the extent deemed appropriate by the Committee (as defined herein). The Plan and the grant of awards hereunder are expressly conditioned upon the Plan’s approval by the stockholders of the Company. If such approval is not obtained, then this Plan and all Awards (as defined herein) hereunder shall be null and void ab initio with respect to all Awards granted on or after the Effective Date (as defined below). The Plan is adopted (and accordingly, the Company’s Fourth Amended and Restated Employee Incentive Compensation Plan is amended and restated), subject to stockholder approval, effective as of December 5, 2007 (the “Effective Date”), and the Plan’s terms shall govern Awards granted hereunder (including all prior versions hereof) before, on or after the Effective Date.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

2.1 “Affiliate” means a corporation or other entity (i) controlled by or under common control with the Company (as defined in Section 414(b) or (c) of the Code) and which, in the case of grants of Stock Options and Stock Appreciation Rights would, together with the Company, be classified as the “service recipient” (as defined in the regulations under Section 409A of the Code) with respect to a Participant.

2.2 “Agreement” or “Award Agreement” means, individually or collectively, any agreement entered into pursuant to the Plan pursuant to which an Award is granted to a Participant.

2.3 “Award” means any Option, SAR, Restricted Stock, Stock, Other Stock-Based Award, Performance Award or Cash Incentive Award, together with any other right or interest granted to a Participant under the Plan.

2.4 “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted hereunder. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s Representative.

2.5 “Board of Directors” or “Board” means the Board of Directors of the Company.

2.6 “Cash Incentive Award” means a conditional right granted to a Participant under Section 9.3(c) hereof to receive a cash payment, unless otherwise determined by the Committee, after the end of a specified period.

EXHIBIT A

2.7 “Cause” shall mean, for purposes of whether and when a Participant has incurred a Termination of Employment for Cause, any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for “cause” as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term “cause” or a substantially equivalent term, then Cause shall mean (a) any act or failure to act deemed to constitute cause under the Company’s established practices, policies or guidelines applicable to the Participant or (b) the Participant’s act or omission which constitutes gross misconduct with respect to the Company or an Affiliate in any material respect, including, without limitation, an act or omission of a criminal nature, the result of which is detrimental to the interests of the Company or an Affiliate, or conduct, or the omission of conduct, which constitutes a material breach of a duty the Participant owes to the Company or an Affiliate.

2.8 “Change in Control” and “Change in Control Price” have the meanings set forth in Sections 11.2 and 11.3, respectively.

2.9 “Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed regulations) thereunder and any subsequent Internal Revenue Code.

2.10 “Commission” means the Securities and Exchange Commission or any successor agency.

2.11 “Committee” means the Compensation Committee of the Board or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist solely of two or more directors, each of whom is a “disinterested person” within the meaning of Rule 16b-3 under the Exchange Act and each of whom is also an “outside director” under Section 162(m) of the Code.

2.12 “Common Stock” means the shares of the $0.01 par value common stock of the Company, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Company which is designated for the purpose of the Plan.

2.13 “Company” means Kensey Nash Corporation, a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

2.14 “Covered Employee” means a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.15 “Disability” means a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

2.16 “Effective Date” means December 6, 2006.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

EXHIBIT A

2.18 “Fair Market Value” means the value determined on the basis of the good faith determination of the Committee, without regard to whether the Common Stock is restricted or represents a minority interest, pursuant to the applicable method described below:

(a)	if the Common Stock is listed on a national securities exchange or quoted on NASDAQ, the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be;

(b)	if the Common Stock is not listed on a national securities exchange or quoted on NASDAQ, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent preceding date for which such quotations are reported; and

(c)	if, on the relevant date, the Common Stock is not publicly traded or reported as described in (a) or (b) above, the value determined in good faith by the Committee.

2.19 “Grant Date” means the date as of which an Award is granted pursuant to the Plan.

2.20 “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.21 “NASDAQ” means The Nasdaq Stock Market, including the Nasdaq National Market (or any successor thereto).

2.22 “Nonqualified Stock Option” means an Option to purchase Common Stock in the Company granted under the Plan, the taxation of which is pursuant to Section 83 of the Code.

2.23 “Option Period” means the period during which an Option shall be exercisable in accordance with the related Agreement and Article VI.

2.24 “Option Price” means the price at which the Common Stock may be purchased under an Option as provided in Section 6.3(b).

2.25 “Other Stock-Based Awards” means Awards granted to a Participant under Section 9.2 hereof.

2.26 “Participant” means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan, and in the event a Representative is appointed for a Participant or another person becomes a Representative, then the term “Participant” shall mean such Representative. The term shall also include a trust for the benefit of the Participant, a partnership the interest of which was held by or for the benefit of the Participant, the Participant’s parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant’s descendants, to the extent permitted by the Committee and not inconsistent with Rule 16b-3. Notwithstanding the foregoing, the term “Termination of Employment” shall mean the Termination of Employment of the person to whom the Award was originally granted.

2.27 “Performance Award” means a right, granted to a Participant under Section 9.3 hereof, to receive Awards based upon performance criteria specified by the Committee.

EXHIBIT A

2.28 “Plan” means the Fifth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan, as herein set forth and as may be amended from time to time.

2.29 “Public Offering” means the initial public offering of shares of Common Stock under the Securities Act.

2.30 “Representative” means (a) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant’s primary residence at the date of the Participant’s death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant’s death; or (d) any person to whom an Option has been permissibly transferred; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

2.31 “Restricted Stock” means Common Stock granted to a Participant under Section 8.1 hereof that is subject to certain restrictions and to a risk of forfeiture.

2.32 “Retirement” means the Participant’s Termination of Employment after attaining either the normal retirement age or the early retirement age as defined in the principal (as determined by the Committee) tax-qualified plan of the Company or an Affiliate, if the Participant is covered by such a plan, or if the Participant is not covered by such a plan, then age 65, or age 55 with the accrual of 10 years of service.

2.33 “Rule 16b-3” and “Rule 16a-1(c)(3)” mean Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.34 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.35 “Stock Appreciation Right” or “SAR” means a right granted under Article VII.

2.36 “Stock Option” or “Option” means a right granted to a Participant under Section 6.1 hereof to purchase Common Stock or other Awards at a specified price during specified time periods.

2.37 “Termination of Employment” means the occurrence of any act or event, whether pursuant to an employment agreement or otherwise, that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be an officer, independent contractor, director or employee of the Company or of any Affiliate, or to be an officer, independent contractor, director or employee of any entity that provides services to the Company or an Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of all businesses owned or operated by the Company or its Affiliates. With respect to any person who is not an employee with respect to the Company or an Affiliate of the Company, the Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A transfer of employment from the Company to an Affiliate, or from an Affiliate to the Company, shall not be a Termination of Employment, unless expressly determined by the Committee. A Termination of Employment shall occur for an employee who is employed by an Affiliate of the company if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate of the Company.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

EXHIBIT A

ARTICLE III

ADMINISTRATION

3.1 Committee Structure and Authority. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a)	to select those persons to whom Awards may be granted from time to time;

(b)	to determine whether and to what extent Awards or any combination thereof are to be granted hereunder;

(c)	to determine the number of shares of Common Stock to be covered by each stock-based Award granted hereunder;

(d)	to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Option Price, the Option Period, any exercise restriction or limitation and any exercise acceleration, forfeiture or waiver regarding any Award, any shares of Common Stock relating thereto, any performance criteria and the satisfaction of each criteria);

(e)	to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 12.1;

(f)	to determine under what circumstances an Award may be settled in cash or Common Stock;

(g)	to provide for the forms of Agreements to be utilized in connection with the Plan;

(h)	to determine whether a Participant has a Disability or a Retirement;

(i)	to determine what securities law requirements are applicable to the Plan, Awards and the issuance of shares of Common Stock under the Plan and to require of a Participant that appropriate action be taken with respect to such requirements;

(j)	to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;

(k)	to interpret and make final determinations with respect to the remaining number of shares of Common Stock available under this Plan;

(l)	to require, as a condition of the exercise of an Award or the issuance or transfer of a certificate of Common Stock, the withholding from a Participant of the amount of any Federal, state or local taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

EXHIBIT A

(m)	to determine whether and with what effect a Participant has incurred a Termination of Employment;

(n)	to determine whether the Company or any other person has a right or obligation to purchase Common Stock from a Participant and, if so, the terms and conditions on which such Common Stock is to be purchased;

(o)	to determine the restrictions or limitations on the transfer of Common Stock;

(p)	to determine whether an Award is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;

(q)	to determine the permissible methods of Award exercise and payment, including cashless exercise arrangements;

(r)	to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and

(s)	to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee’s policies and procedures may differ with respect to Awards granted at different times or to different Participants.

Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. No determination shall be subject to de novo review if challenged in court.

ARTICLE IV

STOCK SUBJECT TO PLAN

4.1 Number of Shares. Subject to the adjustment under Section 4.6, the total number of shares of Common Stock reserved and available for distribution pursuant to Awards under the Plan shall be 4,700,000 shares of Common Stock authorized for issuance on the Effective Date. Shares of Common Stock available for distribution pursuant to Awards under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

4.2 Release of Shares. Subject to Section 7.3(e), if any shares of Common Stock that are subject to any Award cease to be subject to an Award or are forfeited, or if any Award otherwise terminates without issuance of shares of Common Stock being made to the Participant, such shares, in the discretion of the Committee, may again be available for distribution in connection with Awards under the Plan. Any shares (whether or not restricted) of Common Stock that the Company receives in connection with the exercise of an Award, including the satisfaction of any tax withholding obligation, shall not again be available for Awards under the Plan.

EXHIBIT A

4.3 Restrictions on Shares. Shares of Common Stock issued as or in conjunction with an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in an Award Agreement. The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange or NASDAQ (or other public market) on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under Federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and (iii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction with respect to the exercise of an Award. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

4.4 Stockholder Rights. No person shall have any rights of a stockholder as to shares of Common Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company’s official stockholder records as having been issued or transferred. Upon exercise of the Award or any portion thereof, the Company will have thirty (30) days in which to issue the shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company’s official stockholder records, except as provided herein or in an Agreement.

4.5 Best Efforts To Register. The Company will register under the Securities Act the Common Stock delivered or deliverable pursuant to Awards on Commission Form S-8 if available to the Company for this purpose (or any successor or alternate form that is substantially similar to that form to the extent available to effect such registration), in accordance with the rules and regulations governing such forms, as soon after stockholder approval of the Plan as the Committee, in its sole discretion, shall deem such registration appropriate. The Company will use its best efforts to cause the registration statement to become effective and will file such supplements and amendments to the registration statement as may be necessary to keep the registration statement in effect until the earliest of (a) one year following the expiration of the Option Period of the last Option outstanding, (b) the date the Company is no longer a reporting company under the Exchange Act and (c) the date all Participants have disposed of all shares delivered pursuant to any Award. The Company may delay the foregoing obligation if the Committee reasonably determines that any such registration would materially and adversely affect the Company’s interests or if there is no material benefit to Participants.

4.6 Adjustments. In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company stock offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee shall adjust or substitute, as the case may be, the number of shares of Common Stock available for Awards under the Plan, the number of shares of Common Stock covered by outstanding Awards, the exercise price per share of outstanding Awards, the limitations set forth in Section 5.2 and performance conditions and any other characteristics or terms of the Awards as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that the Committee may limit any such adjustment so as to maintain the deductibility of the Awards under Code Section 162(m) and to prevent the Plan or Awards from qualifying for exemption under Code Section 409A or to prevent a violation of Code Section 409A and that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional shares as shall reasonably be determined by the Committee.

EXHIBIT A

ARTICLE V

ELIGIBILITY

5.1 Eligibility. Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are directors, officers, employees and consultants of the Company or any Affiliate of the Company, who shall be in a position, in the opinion of the Committee, to make contributions to the growth, management, protection and success of the Company and its subsidiaries. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee may give consideration to the person’s functions and responsibilities, the person’s contributions to the Company and its subsidiaries, the value of the individual’s service to the Company and its subsidiaries and such other factors deemed relevant by the Committee.

5.2 Per-Person Award Limitations. Subject to adjustment under Section 4.6, the maximum number of shares of Common Stock that may be covered by Stock Options, Stock Appreciation Rights, Restricted Stock, Other Stock Based Awards and other Awards, in the aggregate, granted to any one Participant during any three consecutive fiscal years of the Company shall be 1,000,000 shares of Common Stock. In addition, the maximum aggregate amount that may be paid out as Cash Incentive Awards or other cash Awards in any fiscal year of the Company shall be $500,000.

ARTICLE VI

STOCK OPTIONS

6.1 General. The Committee shall have authority to grant Stock Options under the Plan at any time or from time to time. Stock Options may be granted alone or in addition to other Awards and may be either Incentive Stock Options or Nonqualified Stock Options. A Stock Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements), including, without limitation, payment of the Option Price.

6.2 Grant and Exercise. The grant of a Stock Option shall occur as of the date the Committee determines. Each Option granted under this Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in the Plan. Such Agreement shall become effective upon execution by the Participant. Only a person who is a common-law employee of the Company, any parent corporation of the Company or a subsidiary (as such terms are defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Option which is intended to be and is an Incentive Stock Option. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under such Section 422.

EXHIBIT A

6.3 Terms and Conditions. Stock Options shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(a)	Option Period. The Option Period of each Stock Option shall be fixed by the Committee; provided that no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. In the case of an Incentive Stock Option granted to an individual who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code), the Option Period shall not exceed five (5) years from the date of grant. No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

(b)	Option Price. The Option Price per share of the Common Stock purchasable under a Stock Option shall be determined by the Committee; provided, however, that the Option Price per share shall be not less than the Fair Market Value per share on the date the Option is granted. If such Option is intended to qualify as an Incentive Stock Option and is granted to an individual who owns or who is deemed to own stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code), the Option Price per share shall not be less than one hundred ten percent (110%) of such Fair Market Value per share.

(c)	Exercisability. Subject to Section 11.1, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part. In addition, the Committee may at any time accelerate the exercisability of any Stock Option. If the Committee intends that an Option be an Incentive Stock Option, the Committee may, in its discretion, provide that the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock as to which such Incentive Stock Option which is exercisable for the first time during any calendar year shall not exceed $100,000.

(d)	Method of Exercise. Subject to the provisions of this Article VI, a Participant may exercise Stock Options, in whole or in part, at any time during the Option Period by the Participant’s giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee, payment in full or in part may also be made (i) by delivering Common Stock already owned by the Participant for a period of at least six (6) months prior to such payment and having a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) by the execution and delivery of a full recourse promissory note or other full recourse evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee and permitted in accordance with Section 6.3(e); (iii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; (iv) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called “cashless” exercise); or (v) by any combination of the foregoing. If payment of the Option Price of a Nonqualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Common Stock to be received upon such exercise that is equal to the number of shares of Restricted Stock used for payment of the Option Price shall be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Committee. In the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted. No

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shares of Common Stock shall be issued until full payment therefor, as determined by the Committee, has been made. Subject to any forfeiture restrictions that may apply if a Stock Option is exercised using Restricted Stock, a Participant shall have all of the rights of a stockholder of the Company holding the class of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid in full for such shares and such shares have been recorded on the Company’s official stockholder records as having been issued or transferred.

(e)	Company Loan or Guarantee. Upon the exercise of any Option and subject to the pertinent Agreement, the discretion of the Committee and applicable law, the Company may, at the request of the Participant:

(i)	lend to the Participant, on a full recourse basis, an amount equal to such portion of the Option Price as the Committee may determine; or

(ii)	guarantee a loan obtained by the Participant on a full recourse basis from a third-party for the purpose of tendering the Option Price.

The remaining terms and conditions of any loan or guarantee, including the interest rate and any security interest thereunder, shall be determined by the Committee, except that (1) the term of any loan may not exceed twenty-four (24) months and (2) no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of the aggregate Fair Market Value per share of the Common Stock on the date of exercise, less the par value of the shares of Common Stock to be purchased upon the exercise of the Award, or the amount permitted under applicable laws or the regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

(f)	Non-transferability of Options. Except as provided herein or in an Agreement, no Stock Option or interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable during the Participant’s lifetime only by the Participant. If and to the extent transferability is permitted by Rule 16b-3 or does not result in liability to any Participant and except as otherwise provided by an Agreement, every Option granted hereunder shall be freely transferable, but only if such transfer is consistent with the use of Form S-8 (or the Committee’s waiver of such condition) and consistent with an Award’s intended status as an Incentive Stock Option (as applicable).

6.4 Termination by Reason of Death. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to death, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable for a period of ninety (90) days following the date of the appointment of a Representative (or such other period or no period as the Committee may specify) or until the expiration of the Option Period, whichever period is the shorter.

6.5 Termination by Reason of Disability. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to a Disability, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable by the Participant for the one (1) year period (or such other period or no period as the Committee may specify) immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is shorter, and the Participant’s death at any time following such Termination of Employment due to Disability shall not affect the foregoing. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

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6.6 Other Termination. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment which is a Retirement, or the Termination of Employment is involuntary on the part of the Participant (but is not due to death or Disability or with Cause), any Stock Option held by such Participant shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of the ninety (90) day period commencing with the date of such Termination of Employment or until the expiration of the Option Period. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment which is either (a) voluntary on the part of the Participant (and is not a Retirement) or (b) with Cause, the Option shall terminate immediately. The death or Disability of a Participant after a Termination of Employment otherwise provided herein shall not extend the time permitted to exercise an Option.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 General. The Committee shall have authority to grant Stock Appreciation Rights under the Plan at any time or from time to time. Subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement, a Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to be paid therefor in shares of the Common Stock, cash or a combination thereof as herein provided, the amount described in Section 7.3(b).

7.2 Grant. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan, in which case the exercise of the Stock Appreciation Right shall require the cancellation of a corresponding portion of the Stock Option, and the exercise of a Stock Option shall result in the cancellation of a corresponding portion of the Stock Appreciation Right. Such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right may also be granted on a stand-alone basis. The grant of a Stock Appreciation Right shall occur as of the date the Committee determines. Each Stock Appreciation Right granted under this Plan shall be evidenced by an Agreement, which shall embody the terms and conditions of such Stock Appreciation Right and which shall be subject to the terms and conditions set forth in this Plan.

7.3 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(a)	Period and Exercise. The term of a Stock Appreciation Right shall be established by the Committee in accordance with this Section 7.3(a). If granted in conjunction with a Stock Option, the Stock Appreciation Right shall have a term which is the same as the Option Period and shall be exercisable only at such time or times and to the extent the related Stock Option would be exercisable in accordance with the provisions of Article VI; provided, however, that the term of the Stock Appreciation Right shall not exceed five years from the Grant Date of such Stock Appreciation Right. A Stock Appreciation Right which is granted on a stand-alone basis shall be for such period and shall be exercisable at such times and to the extent provided in an Agreement; provided, however, that the term of the Stock Appreciation Right shall not exceed five years from the Grant Date of such Stock Appreciation Right. Stock Appreciation Rights shall be exercised by the Participant’s giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the portion of the Stock Appreciation Right to be exercised.

(b)	Amount. Upon the exercise of a Stock Appreciation Right granted in conjunction with a Stock Option, a Participant shall be entitled to receive an amount in cash, shares of Common Stock or both as determined by the Committee or as otherwise permitted in an Agreement equal in value to the excess of the Fair Market Value per share of Common Stock over the Option Price per share of Common Stock specified in the related Agreement multiplied by the number of shares in respect of which the Stock Appreciation Right is exercised; provided, however, that the Option Price may not be less than

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the Fair Market Value per share of Common Stock on the date the Stock Appreciation Right is granted. In the case of a Stock Appreciation Right granted on a stand-alone basis, the Agreement shall specify the value to be used in lieu of the Option Price per share of Common Stock; provided, however, that such value may not be less than the Fair Market Value per share of Common Stock on the date the Stock Appreciation Right is granted. The aggregate Fair Market Value per share of the Common Stock shall be determined as of the date of exercise of such Stock Appreciation Right.

(c)	Non-transferability of Stock Appreciation Rights. Stock Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under the Plan unless otherwise provided in an Agreement.

(d)	Termination. A Stock Appreciation Right shall terminate at such time as a Stock Option would terminate under the Plan, unless otherwise provided in an Agreement.

(e)	Effect on Shares Under the Plan. Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4.2 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares of Common Stock covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

(f)	Incentive Stock Option. A Stock Appreciation Right granted in tandem with an Incentive Stock Option shall not be exercisable unless the Fair Market Value of the Common Stock on the date of exercise exceeds the Option Price. In no event shall any amount paid pursuant to the Stock Appreciation Right exceed the difference between the Fair Market Value on the date of exercise and the Option Price.

ARTICLE VIII

RESTRICTED STOCK

8.1 General. The Committee shall have authority to grant Restricted Stock under the Plan at any time or from time to time. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the persons to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares of Restricted Stock to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals by the Participant or by the Company or an Affiliate (including a division or department of the Company or an Affiliate) for or within which the Participant is primarily employed or upon such other factors or criteria (such as length of tenure) as the Committee shall determine. The provisions of Restricted Stock Awards need not be the same with respect to any Participant.

8.2 Awards and Certificates. Notwithstanding the limitations on issuance of shares of Common Stock otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

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8.3 Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(a)	Limitations on Transferability. Subject to the provisions of the Plan and the Agreement, during a period set by the Committee commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber any interest in shares of Restricted Stock.

(b)	Rights. Except as provided in Section 8.3(a), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends; provided, however, that any cash dividends on the class of Common Stock that is the subject of the Restricted Stock shall be automatically reinvested in additional Restricted Stock, and any dividends on the class of Common Stock that is the subject of the Restricted Stock payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock on which such dividend was paid.

(c)	Acceleration. Based on service, performance by the Participant or by the Company or an Affiliate, including any division or department for which the Participant is employed, or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of restrictions in installments and may accelerate the vesting of all or any part of any Award and waive the restrictions for all or any part of such Award.

(d)	Forfeiture. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment during the Restriction Period due to death or Disability, the restrictions shall lapse and the Participant shall be fully vested in the Restricted Stock. Unless otherwise provided in an Agreement, upon a Participant’s Termination of Employment for any reason during the Restriction Period other than death or Disability, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such Participant’s shares of Restricted Stock.

(e)	Delivery. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the Participant.

ARTICLE IX

OTHER AWARDS

9.1 Bonus Stock and Awards In Lieu of Obligations. The Committee is authorized to grant Common Stock as a bonus, or to grant Common Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisition of Common Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Common Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee and shall be paid to the Participant no later than March 15 of the year following the calendar year in which such Common Stock or Awards are granted and vested.

9.2 Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, including, but not limited to, Section 409A of the Code, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to,

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Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Common Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 9.2 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 9.2.

9.3 Performance Awards.

(a)	Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and its timing, may be subject to performance conditions specified by the Committee. The Committee may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 9.4(b) and 9.4(c) hereof in the case of a Performance Award intended to qualify under Code Section 162(m).

(b)	Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to a person the Committee regards as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 9.3(b).

(i)	Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee consistent with this Section 9.3(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the performance goals being “substantially uncertain.” The Committee may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)	Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 or the Nasdaq-U.S. Index; (3) net income; (4) pre-tax earnings; (5) EBITDA or earnings before interest expense, taxes, depreciation and amortization; or (6) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating income before payment of executive bonuses; (13) working capital; (14) pro forma net income, excluding facility transition charges and equity compensation expense; and (15) pro forma earnings per share, excluding facility transition charges and equity compensation expense. The foregoing business criteria shall also be exclusively used in establishing performance goals for Cash Incentive Awards granted under Section 9.3(c) hereof.

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(iii)	Performance Period: Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over such periods as may be specified by the Committee. Performance goals shall be established on or before the dates that are required or permitted for “performance-based compensation” under Code Section 162(m).

(iv)	Settlement of Performance Awards; Other Terms. Settlement of Performance Awards may be in cash or Common Stock, or other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award subject to this Section 9.3(b). The Committee shall specify the circumstances in which such Performance Awards shall be forfeited or paid in the event of a Termination of Employment or a Change in Control prior to the end of a performance period or settlement of Performance Awards, and other terms relating to such Performance Awards.

(c)	Cash Incentive Awards Granted to Designated Covered Employees. The Committee may grant Cash Incentive Awards to Participants, including those designated by the Committee as likely to be Covered Employees, which Awards shall represent a conditional right to receive a payment in cash, unless otherwise determined by the Committee, after the end of a specified calendar year or calendar quarter or other period specified by the Committee, in accordance with this Section 9.3(c).

(i)	Cash Incentive Award. The Cash Incentive Award for Participants that the Committee regards as likely to be regarded as Covered Employees shall be based on achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 9.3(b), and may be based on such criteria for any other Participant. The Committee may specify the amount of the individual Cash Incentive Award as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or another amount which need not bear a strictly mathematical relationship to such relationship criteria. The Committee may establish a Cash Incentive Award pool that includes Participants the Committee regards likely to be regarded as Covered Employees, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Cash Incentive Awards. The amount of the Cash Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 9.3(b) hereof in the given performance period, as specified by the Committee. The Committee may specify the amount of the Cash Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii)	Potential Cash Incentive Awards. Not later than the date required or permitted for “qualified performance-based compensation” under Code Section 162(m), the Committee shall determine the Participants who will potentially receive Cash Incentive Awards for the specified year, quarter or other period, either as individual Cash Incentive Awards or out of an Cash Incentive Award pool established by such date and the amount or method for determining the amount of the individual Cash Incentive Award or the amount of such Participant’s portion of the Cash Incentive Award pool or the individual Cash Incentive Award.

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(iii)	Payout of Cash Incentive Awards. After the end of the specified year, quarter or other period, as the case may be, the Committee shall determine the amount, if any, of potential individual Cash Incentive Award otherwise payable to a Participant, the Cash Incentive Award pool and the maximum amount of potential Cash Incentive Award payable to each Participant in the Cash Incentive Award pool. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Cash Incentive Award shall be increased or reduced from the amount of his or her potential Cash Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of a Cash Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which a Cash Incentive Award shall be paid or forfeited in the event of Termination of Employment by the Participant or a Change in Control prior to the end of the period for measuring performance or the payout of such Cash Incentive Award, and other terms relating to such Cash Incentive Award in accordance with the Plan. Upon the completion of the measuring period and the determination of the right to payment and the amount, the Committee shall direct the Committee to make payment, which shall occur no later than the later of (A) the fifteenth day of the third month following the end of the Participant’s taxable year in which he or she earned the Cash Incentive Award or (B) the fifteenth day of the third month following the end of the Company’s taxable year in which the Participant earned the Cash Incentive Award.

(d)	Written Determinations. All determinations by the Committee as to the establishment of performance goals and the potential Performance Awards or Cash Incentive Awards related to such performance goals and as to the achievement of performance goals relating to such Awards, the amount of any Cash Incentive Award pool and the amount of final Cash Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Cash Incentive Awards.

ARTICLE X

PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER THE PLAN

10.1 Transfer of Shares. A Participant may at any time make a transfer of shares of Common Stock received pursuant to the exercise of an Award to his parents, spouse or descendants, to any trust for the benefit of the foregoing or to a partnership the interests of which are principally for the foregoing or to a custodian under a uniform gifts to minors act or similar statute for the benefit of any of the Participant’s descendants. Any transfer of shares received pursuant to the exercise of an Award shall not be permitted or valid unless and until the transferee agrees to be bound by the provisions of this Plan, and any provision respecting Common Stock under the applicable Agreement, provided that “Termination of Employment” shall continue to refer to the Termination of Employment of the Employee.

10.2 Limited Transfer During Offering. In the event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an exercise of an Award.

10.3 Committee Discretion. The Committee may in its sole discretion include in any Agreement an obligation that the Company purchase a Participant’s shares of Common Stock received upon the exercise of an Award (including the purchase of any unexercised Awards which have not expired), or may obligate a Participant to sell shares of Common Stock to the Company, upon such terms and conditions as the Committee may determine and set forth in an Agreement. The provisions of this Article X shall be construed by the Committee in its sole discretion, and shall be subject to such other terms and conditions as the Committee may

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from time to time determine. Notwithstanding any provision herein to the contrary, the Company may upon determination by the Committee assign its right to purchase shares of Common Stock under this Article X, whereupon the assignee of such right shall have all the rights, duties and obligations of the Company with respect to purchase of the shares of Common Stock.

10.4 No Company Obligation. None of the Company, an Affiliate or the Committee shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock or an Award, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company’s purchase of Common Stock or an Award from such holder in accordance with the terms hereof.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1 Impact of Event. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided in an Agreement, in the event of a Change in Control (as defined in Section 11.2):

(a)	Any Stock Appreciation Rights and Stock Options outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

(b)	The restrictions applicable to any Restricted Stock or other Award shall lapse, and such Restricted Stock or other Award shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

(c)	The performance goals and other conditions with respect to any outstanding Performance Award or Cash Incentive Award shall be deemed to have been satisfied in full, and such Award shall be fully distributable, if and to the extent provided by the Committee in the Agreement relating to such Award or otherwise, notwithstanding that the Award may not be fully deductible to the Company under Section 162(m) of the Code.

(d)	Notwithstanding any other provision of the Plan, unless the Committee shall provide otherwise in an Agreement, any Award of any Participant who is an officer or director of the Company (within the meaning of Section 16(b) of the Exchange Act) for which the Grant Date is less than six (6) months prior to the Change in Control, shall be cancelled in exchange for a cash payment to the Participant, at the time of the Participant’s Termination of Employment, equal to the amount which the Change in Control Price (as defined in Section 11.3) per share of Common Stock on the date of such election shall exceed the amount which the Participant must pay to exercise the Award per share of Common Stock under the Award (the “Spread”) multiplied by the number of shares of Common Stock granted under the Award, plus interest on such amount at the prime rate as reported from time to time in The Wall Street Journal, compounded annually and determined from time to time.

11.2 Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(a)	An acquisition of at least fifty percent (50%) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

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(b)	The approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or similar corporate transaction (in each case referred to in this Section 11.2 as a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); or

(c)	A change in the composition of the Board such that the individuals who, as of the date of the Public Offering, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 11.2(c), that any individual who becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.

Notwithstanding the foregoing provisions of this Section, the following shall be excluded from the events described in (a) and (b) above: (i) any acquisition by or consummation of a Corporate Transaction with the Company, an Affiliate or an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (ii) the acquisition by or consummation of a Corporate Transaction with any Person who beneficially owned, immediately prior to such acquisition or Corporate Transaction, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, or (iii) any acquisition or Corporate Transaction, if more than a majority of the beneficial ownership of the entity resulting from the acquisition or Corporate Transaction is held by Persons who held the beneficial ownership of the Outstanding Company Voting Securities before the acquisition or Corporate Transaction.

11.3 Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (a) the highest reported sales price of a share of Common Stock in any transaction reported on the principal exchange on which such shares are listed or on NASDAQ during the sixty (60)-day period prior to and including the date of a Change in Control or (b) if the Change in Control is the result of a tender or exchange offer or Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on the Fair Market Value of the Common Stock on the date any such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee.

ARTICLE XII

MISCELLANEOUS

12.1 Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under a Stock Option, Stock Appreciation Right or Restricted Stock Award theretofore granted without the

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Participant’s consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or made to comply with an exemption from, or prevent a violation of, Section 409A of the Code. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law, agreement or the rule of any stock exchange or NASDAQ (or other public market) on which the Common Stock is listed (or regularly traded).

The Committee may amend the Plan at any time provided that (a) no amendment shall impair the rights of any Participant under any Award theretofore granted without the Participant’s consent, and (b) any amendment shall be subject to the approval or rejection of the Board.

The Committee may amend the terms of any Award or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant’s consent. Notwithstanding anything in the Plan to the contrary, neither the Board nor the Committee will be permitted to (i) amend an Option to reduce its Option Price, (ii) cancel an Option and re-grant an Option with a lower Option Price than the original Option Price of the cancelled Option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing an Option.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

12.2 Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the Fair Market Value of Common Stock subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Common Stock minus the value of the cash compensation surrendered. Notwithstanding the foregoing, no grant or substitution made pursuant to this Section 12.2 shall be made to the extent that such grant or substitution would violate Section 409A of the Code or prevent the Plan or an Award from qualifying for exemption under Section 409A of the Code.

12.3 Form and Timing of Payment Under Awards. Subject to the terms of the Plan and any applicable Agreement, payments to be made by the Company or an Affiliate upon the exercise of an Award or settlement of an Award may be made in such form(s) as the Committee shall determine, including, without limitation, cash, Common Stock, other Awards or other property, and may be made in a single payment or transfer or in installments, as specified in the applicable Award Agreement. The settlement of any Award may be accelerated, and cash paid in lieu of Common Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). An Award may provide, without limitation, for the payment or crediting of reasonable interest on installment payments. Notwithstanding the foregoing, no form or timing of payment made pursuant to this Section 12.3 shall be made to the extent that such form or timing of payment would violate Section 409A of the Code or prevent the Plan or an Award from qualifying for exemption under Section 409A of the Code.

12.4 Status of Awards Under Code Section 162(m). It is the intent of the Company that Awards granted to persons who are Covered Employees within the meaning of Code Section 162(m) shall constitute “qualified

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performance-based compensation” satisfying the requirements of Code Section 162(m). Accordingly, the provisions of the Plan shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

12.5 Unfunded Status of Plan; Limits on Transferability. It is intended that the Plan be an “unfunded” plan for incentive compensation. The Committee may authorize the creation of domestic trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan. Unless otherwise provided in this Plan or in an Agreement, no Award shall be subject to the claims of Participants’ creditors and no Award may be transferred, assigned, alienated or encumbered in any way other than by will or the laws of descent and distribution or to a Representative upon the death of the Participant.

12.6 Section 409A of the Code. No Award granted pursuant to this Plan is intended to constitute “deferred compensation” as defined in Section 409A of the Code, and the Plan and the terms of all Awards shall be interpreted accordingly. If any provision of the Plan or an Award contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to the penalties and interest under Section 409A of the Code, such provision of the Plan or Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

12.7 General Provisions.

(a)	Representation. The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

(b)	No Additional Obligation. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

(c)	Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Company or an Affiliate to obtain a current deduction. If the Participant disposes of shares of Common Stock acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under the Code, the Participant must give the Committee written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Participant. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

(d)	Reinvestment. The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall be permissible only if sufficient shares of Common Stock are available under the Plan for such reinvestment (taking into account then outstanding Options and other Awards).

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(e)	Representation. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a Representative to whom any amounts payable in the event of the Participant’s death are to be paid.

(f)	Controlling Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

(g)	Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

(h)	Fail Safe. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.8 Mitigation of Excise Tax. Unless otherwise provided in an Agreement or determined by the Committee, if any payment or right accruing to a Participant under this Plan (without the application of this Section 13.7), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate (“Total Payments”), would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose.

12.9 No Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant’s employment or service as existed prior to the individual’s becoming a Participant in this Plan.

12.10 Awards in Substitution for Awards Granted by Other Corporations. Awards (including cash in respect of fractional shares) may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers, directors or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the stock of the employing

EXHIBIT A

corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted. Notwithstanding the foregoing, no grant or substitution made pursuant to this Section 12.10 shall be made to the extent that such grant or substitution would violate Section 409A of the Code or prevent the Plan or an Award from qualifying for an exemption under Section 409A of the Code.

12.11 Procedure for Adoption. Any Affiliate of the Company may by resolution of such Affiliate’s board of directors, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, adopt the Plan for the benefit of its employees as of the date specified in the board resolution.

12.12 Procedure for Withdrawal. Any Affiliate which has adopted the Plan may, by resolution of the board of directors of such Affiliate, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its adoption of the Plan.

12.13 Delay. If at the time a Participant incurs a Termination of Employment (other than due to Cause) or if at the time of a Change in Control, the Participant is subject to “short-swing” liability under Section 16 of the Exchange Act, any time period provided for under the Plan or an Agreement to the extent necessary to avoid the imposition of liability shall be suspended and delayed during the period the Participant would be subject to such liability, but not more than six (6) months and one (1) day and not to exceed the Option Period, or the period for exercise of a Stock Appreciation Right as provided in the Agreement, whichever is shorter. The Company shall have the right to suspend or delay any time period described in the Plan or an Agreement if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a stockholder of the Company until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company.

12.14 Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

12.15 Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

12.16 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

12.17 Entire Agreement. This Plan and each Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.

Executed on this 5th day of December, 2007.

KENSEY NASH CORPORATION
By:
Title:	President and CEO

Kensey Nash

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors: For Withhold For Withhold For Withhold

01 - Robert Bobb*

02 - Jeffrey Smith*

03 - Ceasar Anquillare*

*Each with a term to expire in 2010.

2. PROPOSAL TO APPROVE THE SIXTH AMENDED AND RESTATED KENSEY NASH CORPORATION EMPLOYEE INCENTIVE COMPENSATION PLAN.

For Against Abstain

For Against Abstain

3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY’S FINANCIAL STATEMENTS.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1 U P X 0 1 5 3 9 7 2

<STOCK#> 00SROA

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Kensey Nash

Proxy — Kensey Nash Corporation

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 5, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoints Joseph W. Kaufmann and Douglas G. Evans, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of Kensey Nash Corporation (the “Company”) held of record by the undersigned as of October 26, 2007 that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on December 5, 2007, at the offices of Kensey Nash Corporation, 735 Pennsylvania Drive, Exton, Pennsylvania at 10:00 a.m., local time, and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.